                                                                    EXHIBIT 99.1

                     FEDERAL DEPOSIT INSURANCE CORPORATION
                             WASHINGTON, D.C. 20006

                                 FORM 10-KSB/A

/X/        Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                           For the fiscal year ended December 31, 1997

/ /        Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
           1934
                        For the transition period from ------- to -------

                                   Commission File Number: n/a

                              ANTELOPE VALLEY BANK

             (Exact name of registrant as specified in its charter)

                 CALIFORNIA                                     95-3463755
        (State or other jurisdiction              (I.R.S. Employer Identification Number)
      of incorporation or organization)

    831 WEST LANCASTER BLVD., LANCASTER,                           93534
                  CALIFORNIA
  (Address of principal executive offices)                       Zip Code

Registrant's telephone number, including area code: (805) 945-4511

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE

                                (Title of Class)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes /X/ No / /

    Disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB ir any amendment to this Form 10-KSB. /X/

    The registrant's revenues for its most recent fiscal year were $17,589,000.

    As of February 28, 1998, the aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $18,534,905 (As quoted by Sutro Co., Inc. at $35.50 Per share).

    Shares of Common Stock held by each officer and director and each person owning more than five percent of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of the affiliate status is not necessarily a conclusive determination for other purposes.

    The number of shares of Common Stock of the registrant outstanding as of February 28, 1998 was 767,342.

    Documents Incorporated by Reference: Portions of the definitive proxy staement for the 1998 Annual Meeting of Shareholders to be filed with the Federal Deposit Insurance Corporation pursuant to SEC Regulation 14A are incorporated by reference in Part III, Items 9-12.

    Transitional Small Business Disclosure Format: Yes / / No /X/

                              ANTELOPE VALLEY BANK

                               TABLE OF CONTENTS

PART I

  Item 1    Business..................................................................           3

  Item 2.   Properties................................................................          10

  Item 3.   Legal Proceedings.........................................................          11

  Item 4.   Submission of Matters to a Vote of Security Holders.......................          11

PART II

  Item 5.   Market for Common Equity and Related Stockholder Matters..................          12

  Item 6.   Management's Discussion and Analysis of Financial Condition and Results of
            Operation.................................................................          14

  Item 7.   Financial Statements and Supplementary Data...............................          30

  Item 8.   Changes in and Disagreements with Accountants on Accounting and Financial
            Disclosure................................................................          30

PART III

  Item 9.   Directors, Executive Officers, Promoters and Control Persons; Compliance
            with Section 16(1) of the Exchange Act....................................          31

  Item 10.  Executive Compensation....................................................          31

  Item 11.  Stock Ownership by Certain Beneficial Owners and Management...............          31

  Item 12.  Certain Relationships and Related Transactions............................          31

  Item 13.  Exhibits and Reports on Form 8-K..........................................          31

INDEX TO EXHIBITS.....................................................................          32

                                     PART I

ITEM 1. BUSINESS

    The Bank was incorporated as a state chartered bank on February 8, 1980, and opened as a full service commercial bank on February 2, 1981. The Bank is not a member of the Federal Reserve System; it is a member of the Federal Deposit Insurance Corporation and its deposits are insured up to the legal maximum by that entity. The Bank's business plan targeted the commercial and retail accounts of small to medium sized businesses, professionals, and executives.

RETAIL BANKING SERVICES

    The Bank offers a full line of retail deposit accounts that include noninterest earning Demand Deposit Accounts (DDA) and interest earning NOW Accounts, Savings Accounts, Insured Money Market Accounts (IMMAs), Custodial Individual Retirement Accounts (IRAs) and Certificate of Deposit Accounts (CDS).

    Retail loan products include auto loans, personal lines of credit, VISA credit card, overdraft protection, equity lines of credit and personal loans. Residential construction and real estate loans are also available.

    The Bank also offers numerous other retail products and services. For more than ten years the Bank has had in place an automated system that allows customers to access account information 24 hours a day, seven days a week, by telephone. Automated Teller Machines (ATMs) are in place at all branch locations in addition to five off premise sites throughout the community. Other services offered are, safe deposit box rental, wire transfer, night depository contract collection and telephone transfer services.

BUSINESS BANKING SERVICES

    The Bank offers a full line of business deposit accounts that include noninterest earning Demand Deposit Accounts (DDA) and interest earning NOW Accounts, Savings Accounts, Insured Money Market Accounts (IMMAs), Custodial Individual Retirement Accounts (IRAs) and Certificate of Deposit Accounts (CDS).

    Business loan products include commercial and industrial loans which are generally made for the purpose of providing working capital, financing the purchase of equipment or inventory and for other business purposes. Standby Letters of credit, revolving and nonrevolving lines of credit and accounts receivable financing are also available. The Bank became active in SBA loans in 1992 and in 1996, the Bank obtained Certified Lender status from the Small Business Administration (SBA).

    Other business banking products and services include VISA/MasterCard Merchant processing, acceptance of federal tax deposits, check verification through the automated account information system and all of the services listed under Retail Banking Services that would apply to business. In addition, the Bank offers a PC software product called Powerline that obtains account information from the Bank's mainframe computer. The software then provides for account reconciliation along with other accounting services that apply to the business checking account.

    In March 1996, the Bank sold its Data Processing Center to a newly formed corporation, BancData Solutions, Inc. The Bank is an investor along with five other Southern California financial institutions. The Bank, along with eight other financial institutions, is being serviced by BancData Solutions, Inc.

    In June 1996, a 50% Stock Dividend was issued with a resulting 767,342 shares outstanding.

    On February 14, 1997, the Bank has acquired the deposits, all real property and fixed assets of three branches of Wells Fargo Bank. These branches are located in Frazier Park, Rosamond and Wrightwood, California.

COMPETITION

    The banking business in California generally, and specifically in the Bank's market area, is highly competitive with respect to virtually all products and services and has become increasingly so in recent years. The industry continues to consolidate and strong, unregulated competitors have entered banking markets with focused products targeted at highly profitable customer segments. Many largely unregulated competitors are able to compete across geographic boundaries and provide customers increasing access to meaningful alternatives to banking services in nearly all significant products. These competitive trends are likely to continue.

    With respect to commercial bank competitors, the business is largely dominated by a relatively small number of major banks with many offices operating over a wide geographical area, which banks have, among other advantages, the ability to finance wide-ranging and effective advertising campaigns and to allocate their investment resources to regions of highest yield and demand. Many of the major banks operating in the area offer certain services which the Bank does not offer directly (but some of which the Bank offers through correspondent institutions). By virtue of their greater total capitalization, such banks also have substantially higher lending limits than does the Bank.(1)

    In addition to other banks, competitors include savings institutions, credit unions, and numerous non-banking institutions, such as finance companies, leasing companies, insurance companies, brokerage firms, and investment banking firms. In recent years, increased competition has also developed from specialized finance and non-finance companies that offer wholesale finance, credit card, and other consumer finance services, including on-line banking services and personal finance software. Strong competition for deposit and loan products affects the rates of those products as well as the terms on which they are offered to customers. Mergers between financial institutions have placed additional pressure on banks within the industry to streamline their operations, reduce expenses, and increase revenues to remain competitive. Competition has also intensified due to recently enacted federal and state interstate banking laws, which permit banking organizations to expand geographically, and the California market has been particularly attractive to out-of-state institutions.

    Technological innovation has also resulted in increased competition in financial services markets. Such innovation has, for example, made it possible for non-depository institutions to offer customers automated transfer payment services that previously have been considered traditional banking products. In addition, many customers now expect a choice of several delivery systems and channels, including telephone, mail, home computer, ATMs, self-service branches, and/or in-store branches. In addition to other banks, the sources of competition for such products include savings associations, credit unions, brokerage firms, money market and other mutual funds, asset management groups, finance and insurance companies, and mortgage banking firms.

    In order to compete effectively, the Bank relies principally upon the stability and knowledge of the officers and directors, founders, employees and shareholders, and innovative services. The fact that the Bank is locally headquartered and essentially locally owned is important to its customer base. For customers whose loan demands exceed the Bank's lending limits, the Bank assists to arrange such loans on a participation basis with its correspondent banks. The Bank also assists customers requiring services not offered by the Bank to obtain those services from its correspondent banks or other service organizations.

EMPLOYEES

    As of December 31, 1997, the Bank had 154 full-time equivalent employees. The Bank's management believes that its employee relations are satisfactory.

------------------------

(1) Legal lending limits to each customer are restricted to a percentage of the Bank's total stockholders' equity, the exact percentage depending upon the nature of the loan transaction.

SUPERVISION AND REGULATION

    GENERAL

    The following discussion of statutes and regulations affecting banks is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to such statutes and regulations. No assurance can be given that such statutes or regulations will not change in the future.

    As a California state-chartered bank whose accounts are insured by the FDIC up to a maximum of $100,000 per depositor, the Bank is subject to regulation, supervision and regular examination by the California Department of Financial Institutions (the "Department") and the Federal Deposit Insurance Corporation (the "FDIC"). In addition, while the Bank is not a member of the Federal Reserve System, it is subject to certain regulations of the Board of Governors of the Federal Reserve System (the "FRB"). The regulations of these agencies govern most aspects of the Bank's business, including the making of periodic reports by the Bank, and the Bank's activities relating to dividends, investments, loans, borrowings, capital requirements, certain check-clearing activities, branching, mergers and acquisitions, reserves against deposits and numerous other areas. Supervision, legal action and examination of the Bank by the regulatory agencies are generally intended to protect depositors and are not intended for the protection of stockholders.

    The earnings and growth of the Bank are largely dependent on its ability to maintain a favorable differential or "spread" between the yield on its interest-earning assets and the rate paid on its deposits and other interest-bearing liabilities. As a result, the Bank's performance is influenced by general economic conditions, both domestic and foreign, the monetary and fiscal policies of the federal government, and the policies of the regulatory agencies, particularly the FRB. The FRB implements national monetary policies (such as seeking to curb inflation and combat recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the FRB in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    CAPITAL ADEQUACY REQUIREMENTS. The Bank is subject to the regulations of the FDIC governing capital adequacy. Those regulations incorporate both risk-based and leverage capital requirements. Each of the federal regulators has established risk-based and leverage capital guidelines for the banks or bank holding companies it regulates, which set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital; and "supplemental capital elements," or Tier 2 capital. Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain other deductions, notably the unrealized net gains or losses (after tax adjustments) on available for sale investment securities carried at fair market value. The following items are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries. Supplementary capital elements include: (i) allowance for loan and lease losses (but not more than 1.25% of an institution's risk-weighted assets);
(ii) perpetual preferred stock and related surplus not qualifying as core capital; (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt instruments; and (iv) term subordinated debt and intermediate-term preferred stock and related surplus. The maximum amount of supplemental capital elements which qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill.

    The Bank is required to maintain a minimum ratio of qualifying total capital to total risk-weighted assets of 8.0% ("Total Risk-Based Capital Ratio"), at least one-half of which must be in the form of Tier 1 capital ("Tier 1 Risk-Based Capital Ratio"). Risk-based capital ratios are calculated to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets, and transactions, such as letters of credit and recourse arrangements, which are recorded as off-balance sheet items. Under the risk-based capital guidelines, the nominal dollar amounts of assets and credit-equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans. As of December 31, 1997, the Bank's Total Risk-Based Capital Ratio was 12.55% and its Tier 1 Risk-Based Capital Ratio was 11.42%.

    The federal banking agencies have revised the risk-based capital standards to take adequate account of concentrations of credit (i.e., relatively large proportions of loans involving one borrower, industry, location, collateral or loan type) and the risks of "non-traditional" activities (those that have not customarily been part of the banking business). The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards, and authorize the regulators to review an institution's management of such risks in assessing an institution's capital adequacy.

    The federal banking agencies have also revised the risk-based capital regulations to include exposure to interest rate risk as a factor that the regulators will consider in evaluating a bank's capital adequacy. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from adverse movements in interest rates. While interest risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank.

    Banks are also required to maintain a leverage capital ratio designed to supplement the risk-based capital guidelines. Banks that have received the highest rating of the five categories used by regulators to rate banks and are not anticipating or experiencing any significant growth must maintain a ratio of Tier 1 capital (net of all intangibles) to adjusted total assets ("Leverage Capital Ratio") of at least 3.0%. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3.0% minimum, for a minimum of 4.0% to 5.0%. Pursuant to federal regulations, banks must maintain capital levels commensurate with the level of risk to which they are exposed, including the volume and severity of problem loans, and federal regulators may, however, set higher capital requirements when a bank's particular circumstances warrant. As of December 31, 1997, the Bank's Leverage Capital Ratio was 8.35%.

    PROMPT CORRECTIVE ACTION PROVISIONS. Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured financial institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The federal banking agencies have by regulation defined the following five capital categories: "well capitalized" (Total Risk-Based Capital Ratio of 10%; Tier 1 Risk-Based Capital Ratio of 6%; and Leverage Ratio of 5%); "adequately capitalized" (Total Risk-Based Capital Ratio of 8%; Tier 1 Risk-Based Capital Ratio of 4%; and Leverage Ratio of 4%); "undercapitalized" (Total Risk-Based Capital Ratio of less than 8%; Tier 1 Risk-Based Capital Ratio of less than 4%; or Leverage Ratio of less than 4%) (or 3% if the institution receives the highest rating from its primary regulator); "significantly undercapitalized" (Total Risk-Based Capital Ratio of less than 6%; Tier 1 Risk-Based Capital Ratio of less than 3%; or Leverage Ratio less than 3%); and "critically undercapitalized" (tangible equity to total assets less than 2%). A bank may be treated as though it were in the next lower capital category if after notice and the opportunity for a hearing, the appropriate federal agency finds an unsafe or unsound condition or practice so warrants, but no bank may be treated as "critically undercapitalized" unless its actual capital ratio warrants such treatment.

    At each successively lower capital category, an insured bank is subject to increased restrictions on its operations. For example, a bank is generally prohibited from paying management fees to any controlling persons or from making capital distributions if to do so would make the bank "undercapitalized". Asset growth and branching restrictions apply to undercapitalized banks, which are required to submit written capital restoration plans meeting specified requirements (including a guarantee by the parent holding company, if any). "Significantly undercapitalized" banks are subject to broad regulatory authority, including among other things, capital directives, forced mergers, restrictions on the rates of interest they may pay on deposits, restrictions on asset growth and activities, and prohibitions on paying certain bonuses without FDIC approval. Even more severe restrictions apply to critically undercapitalized banks. Most importantly, except under limited circumstances, not later than 90 days after an insured bank becomes critically undercapitalized, the appropriate federal banking agency is required to appoint a conservator or receiver for the bank.

    In addition to measures taken under the prompt corrective action provisions, insured banks may be subject to potential actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the issuance of cease and desist orders, termination of insurance of deposits (in the case of a bank), the imposition of civil money penalties, the issuance of directives to increase capital, formal and informal agreements, or removal and prohibition orders against "institution-affiliated" parties.

    SAFETY AND SOUNDNESS STANDARDS. The federal banking agencies have adopted final guidelines establishing safety and soundness standards for all insured depository institutions. Those guidelines relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan and institute enforcement proceedings if an acceptable compliance plan is not submitted.

    PREMIUMS FOR DEPOSIT INSURANCE. The FDIC has adopted final regulations implementing a risk-based premium system, whereby insured depository institutions are required to pay insurance premiums depending on their risk classification. Under this system, institutions such as the Bank which are insured by the Bank Insurance Fund ("BIF"), are categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three supervisory categories based on federal regulatory evaluations. The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C). The capital ratios used by the FDIC to define well capitalized, adequately capitalized and undercapitalized are the same in the FDIC's prompt corrective action regulations. The current BIF assessment rates are summarized below.

                 Assessment Rates Effective January 1, 1998(1)

                                                                                       GROUP A      GROUP B      GROUP C
                                                                                     -----------  -----------  -----------
Well Capitalized...................................................................   $    0.00(1)  $    0.03   $    0.17
Adequately Capitalized.............................................................        0.03         0.10         0.24
Undercapitalized...................................................................   $    0.10    $    0.24    $    0.27

------------------------

(1) Subject to statutory minimum assessment of $1,000 per semi-annual period (which also applies to all other assessment risk classifications). Assessment figures are expressed in terms of costs per $100 in deposits.

    COMMUNITY REINVESTMENT ACT. The Bank is subject to certain requirements and reporting obligations involving Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations. In measuring a bank's compliance with its CRA obligations, the regulators now utilize a performance-based evaluation system which bases CRA ratings on the bank's actual lending service and investment performance, rather than on the extent to which the institution conducts needs assessments, documents community outreach activities or complies with other procedural requirements. In connection with its assessment of CRA performance, the FDIC assigns a rating of "outstanding," "satisfactory," "needs to improve" or "substantial noncompliance." The Bank was last examined for CRA compliance in 1996 and received a "satisfactory" CRA Assessment Rating.

    OTHER CONSUMER PROTECTION LAWS AND REGULATIONS. The bank regulatory agencies are increasingly focusing attention on compliance with consumer protection laws and regulations. Examination and enforcement has become intense, and banks have been advised to carefully monitor compliance with various consumer protection laws and their implementing regulations. The federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in home mortgage lending describing three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment, and evidence of disparate impact. In addition to CRA and fair lending requirements, the Bank is subject to numerous other federal consumer protection statutes and regulations. Due to heightened regulatory concern related to compliance with consumer protection laws and regulations generally, the Bank may incur additional compliance costs or be required to expend additional funds for investments in the local communities it serves.

    INTERSTATE BANKING AND BRANCHING. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") regulates the interstate activities of banks and bank holding companies and establishes a framework for nationwide interstate banking and branching. Since June 1, 1997, a bank in one state has generally been permitted to merge with a bank in another state without the need for explicit state law authorization. However, states were given the ability to prohibit interstate mergers with banks in their own state by "opting-out" (enacting state legislation applying equality to all out-of-state banks prohibiting such mergers ) prior to June 1, 1997. Limited interstate bank mergers were permitted prior to June 1, 1997 provided the applicable states' laws met certain requirements.

    Since 1995, adequately capitalized and managed bank holding companies have been permitted to acquire banks located in any state, subject to two exceptions: first, any state may still prohibit bank holding companies from acquiring a bank which is less than five years old; and second, no interstate acquisition can be consummated by a bank holding company if the acquiror would control more then 10% of the deposits held by insured depository institutions nationwide or 30% percent or more of the deposits held by insured depository institutions in any state in which the target bank has branches.

    A bank may establish and operate DE NOVO branches in any state in which the bank does not maintain a branch if that state has enacted legislation to expressly permit all out-of-state banks to establish branches in that state.

    Among other things, the Interstate Banking Act amended the Community Reinvestment Act to require that in the event a bank has interstate branches, the appropriate federal banking regulatory agency must prepare for such institution a written evaluation of (i) the bank's record of performance; and
(ii) the bank's performance in each applicable state. Interstate branches are now prohibited from being used as deposit production offices, and foreign banks will be permitted to establish branches in any state other than its home state to the same extent that a bank chartered by the foreign bank's home state may establish such branches.

    The Caldera, Weggeland, and Killea California Interstate Banking and Branching Act of 1995 (the "Caldera Weggeland Act") was designed among other things to implement important provisions of the Interstate Banking Act discussed above and to repeal California's previous interstate banking laws, which were largely preempted by the Interstate Banking Act. (Prior California law prohibited, among other things, an out-of-state bank holding company from establishing a DE NOVO California bank except for the purpose of taking over the deposits of a closed bank. This restriction has been eliminated.)

    As indicated above, the Interstate Banking Act generally permits a bank in one state to merge with a bank in another state without the need for explicit state law authorization. However, the Caldera Weggeland Act expressly prohibits a foreign (other state) bank which does not already have a California branch office from (i) purchasing a branch office of a California bank (as opposed to the entire bank) and thereby establishing a California branch office or (ii) establishing a California branch office on a DE NOVO basis.

    The Interstate Banking Act also requires, among other things, approval of the state bank supervisor of the target bank's home state for interstate acquisitions of banks by bank holding companies. The Caldera Weggeland Act authorizes the California Commissioner of Financial Institutions (the "Commissioner") to approve such an interstate acquisition if the Commissioner finds that the transaction is consistent with certain criteria specified by law.

    The changes effected by Interstate Banking Act and Caldera Weggeland Act are expected to increase competition in the environment in which the Bank operates to the extent that out-of-state financial institutions directly or indirectly enter the Bank's market areas. It appears that the Interstate Banking Act has contributed to the accelerated consolidation of the banking industry in that a number of the largest bank holding companies are expanding into different parts of the country that were previously restricted. While many large, out-of-state banks have already entered the California market as a result of this legislation, it is not possible to predict the precise impact of this legislation on the Bank and the competitive environment in which it operates.

    OTHER PENDING AND PROPOSED LEGISLATION. Other legislative and regulatory initiatives which could affect the Bank and the banking industry in general are pending, and additional initiatives may be proposed or introduced, before the United States Congress, the California legislature and other governmental bodies in the future. For example, consumer legislation has been proposed in Congress which would require banks to offer basic, low-cost financial services to meet minimum customer needs. Other legislation has been proposed which would reform the Glass-Steagall Act and the Bank Holding Company Act, which restrict banks' and bank holding companies' ability to engage in certain activities, including the underwriting of and dealing in various securities. The latter proposal would significantly change the makeup of the financial services industry, expand the ability of banks and bank holding companies to offer a broader range of financial products, and provide the opportunity for additional competitors to be able to enter the financial services market in ways that are not currently permissible. Such proposals, if enacted, may further alter the structure, regulation and competitive relationship among financial institutions, and may subject the Bank to increased regulation, disclosure and reporting requirements. In addition, the various banking regulatory agencies often adopt new rules and regulations to implement and enforce existing legislation. It cannot be predicted whether, or in what form, any such legislation or regulations may be enacted or the extent to which the business of the Bank would be affected thereby.

ITEM 2. PROPERTIES

    The Bank's Corporate Office is located at 831 West Lancaster Blvd, Lancaster, California. This location was purchased from the RTC in June 1994 and the Corporate Office relocated to this site in September 1994. The Bank was able to negotiate a buy-out of the previous lease that made the move cost effective. In April 1995, the Bank sold the facility at 44288 10th Street West and relocated the Lancaster Main Office (the Head Office) to the Corporate Office location. That property was located on a land lease (ending date December 31, 2006) which was assigned to the purchaser of the building. The newly acquired premises consists of approximately 21,750 square feet in a two story, single purpose building. Included in the purchase price were two separate pieces of property which consist of finished parking lots. This property is located less than 1 mile from the previous leased space. This property is unencumbered.

    The Palmdale Office is located at 1667 East Palmdale Boulevard, Palmdale, California. The approximately 5,600 square foot building is owned by the Bank and is on Bank owned land. The facility has one drive up ATM and two additional drive up teller lanes. It is located in a small shopping center along the primary business street. The center is named for the Bank, the Bank being the primary tenant. This property is unencumbered.

    The Acton Office is located at 31924 Crown Valley Road, Acton, California. The Bank is approximately 1,500 square feet in a stand alone one story building in the main business area of the town. There is one ATM but no drive up teller windows. The premise lease expires March 31, 1998 and has one remaining five year option to renew. Total lease payments for the year 1996 approximated $30,300.

    The Rosamond Office was relocated from 2718 Sierra Highway, to 2535 Rosamond Blvd.,Rosamond, California in October 1993. It went from the 400 square feet inside a family owned market to an 1,800 square foot store front location in a strip mall. The Bank exercised its renewal option in October 1996 and extended the lease for a 3 year period. There are no additional options. The new location is a full service branch with an ATM. The amount paid on the lease for 1996 was approximately $31,300. With the acquisition of a Wells Fargo Bank, N.A. branch located within 3 miles of this location, the Bank will be looking to consolidate both locations at a new site in Rosamond that is yet to be determined.

    The Lake Los Angeles branch is located at 40124 170th Street East in Lake Los Angeles, California. The branch has approximately 4,000 square feet with a single drive-up lane. The facility is a modular building owned by the Bank on leased land. This building is unencumbered. In January 1996, the Bank exercised its option to renew for a five year period. The amount paid on the lease for 1996 was approximately $6,700.

    On February 14, 1997, the Bank closed a transaction for the purchase of three branches of Wells Fargo Bank, N.A. These branches are as follows:

    1. The Rosamond branch is located at 2660 Diamond Street, Rosamond, California. The Bank has purchased the land, building and fixed asset contents for the net book value price of approximately $133,000. This 1,700 square foot facility has the capability for a single lane drive-up, ATM and is a full service branch. Since the Bank already has a location in the relatively small town of Rosamond, a combination of the two branches is being considered for later in 1997 or early 1998. This property is unencumbered.

    2. The Frazier Park branch is located at 3150 San Carlos Trail, Frazier Park, California. The Bank has purchased the land, building and fixed asset contents for the net book value of approximately $256,000. This 4,000 square foot facility has a single lane drive-up, ATM and is a full service branch. This property is unencumbered.

    3. The Wrightwood branch is located at 6074 Park Drive, Wrightwood, California. The Bank has purchased the building and fixed asset contents for the net book value of approximately $109,000. This building is unencumbered. The building has an ATM and is on leased land, said lease to expire in

    April 1999. The amortization of the building is scheduled to the lease expiration. The Landlord initiated discussions regarding the Bank's purchase of this land. The Bank did purchase the land in September 1997 for $145,000. This property is unencumbered.

ITEM 3. LEGAL PROCEEDINGS

    From time to time, the Bank is a party to claims and legal proceedings arising in the ordinary course of business. After taking into consideration information furnished by counsel to the Bank as to the current status of these claims or proceedings to which the Bank is a party, management is of the opinion that the ultimate aggregate liability represented thereby, if any, will not have a material adverse effect on the financial condition of the Bank.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    Not Applicable

                                    PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    (A) MARKET INFORMATION

    The Bank's Common Stock is traded in the over-the-counter market, but is not included for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), nor is it listed on any exchange. Trading in the Common Stock of the Bank has been limited since the Bank commenced operations in 1981 and such trading cannot be characterized as amounting to an active trading market. Management is aware of the following securities dealers which make a market in the Bank's stock:

Sutro and Company, Inc.
P. O. Box 1688
Big Bear Lake, Ca.,
92315                     Ph: (800)
                          288-2811

Albertson and Associates
Sentra Securities
828 West Lancaster Blvd.
Lancaster, Ca. 93534      Ph: (805)
                          948-8545

Hoefer & Arnett
100 Pine Street, 4th
Floor
San Francisco, Ca. 94111  Ph. (415)
                          362-7111

                    TWO YEAR SUMMARY OF COMMON STOCK PRICES
                     (OBTAINED FROM SUTRO AND COMPANY, INC)

                                                                                                     SALES PRICE
                                                                                                 --------------------
QUARTER ENDED                                                                                      HIGH        LOW
-----------------------------------------------------------------------------------------------  ---------  ---------
1997
First Quarter..................................................................................  $   35.50  $   34.00
Second Quarter.................................................................................      37.25      35.00
Third Quarter..................................................................................      36.00      34.12
Fourth Quarter.................................................................................      36.00      34.38


                                                                                                     SALES PRICE
                                                                                                 --------------------
QUARTER ENDED                                                                                      HIGH        LOW
-----------------------------------------------------------------------------------------------  ---------  ---------
1996
First Quarter..................................................................................  $   32.75  $   32.75
Second Quarter.................................................................................      36.25      24.50
Third Quarter..................................................................................      27.50      26.13
Fourth Quarter.................................................................................      31.50      30.00

    (B) HOLDERS

    On February 28, 1998, there were approximately 433 Stockholders of record of the Common Stock.

    (C) DIVIDENDS

    The Bank's dividend practices depend upon the Bank's earnings, financial condition, current and anticipated cash requirements and other factors deemed relevant by the Board of Directors at the time.

    Dividends of $.25 per share were declared and paid in the years 1988 and 1989. Two dividends of $.25 each were declared and paid in 1990. There were no dividends paid in 1991, 1992 or 1993. A 2% Stock Dividend and a 2% Cash dividend was declared and paid in 1994. A 50% Stock Dividend was declared and paid in June 1996.

    Under California law, the Bank may declare a cash dividend out of the Bank's net profits up to the lesser of the Bank's retained earnings or the Bank's net income for the last three (3) fiscal years (less any distributions made to stockholders during such period), or, with the prior written approval of the Commissioner, in an amount not exceeding the greatest of (i) the retained earnings of the Bank, (ii) the net income of the Bank for its last fiscal year, or (iii) the net income of the Bank for its current fiscal year. The payment of any cash dividends by the Bank will depend not only upon the Bank's earnings during a specified period, but also on the Bank meeting certain capital requirements. (See "Item 1--Business-- Regulation and Supervision--Capital Adequacy Requirements" herein.)

                              ANTELOPE VALLEY BANK

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of financial condition and results of operations is designed to provide a better understanding of the significant changes and trends related to the Bank's financial condition, including liquidity and capital resources, and the results of operations. The discussion should be read in conjunction with the Financial Statements of the Bank and Notes contained thereto and "SELECTED FINANCIAL DATA" included elsewhere herein.

SUMMARY OF PERFORMANCE

    The Bank's net income for the year ended December 31, 1997 was $1,920,000 or $2.50 per share, compared to net income of $2,094,000, or $2.73 per share, and $1,650,000 or $2.15 per share, for the same periods in 1996 and 1995, respectively. The increase in 1996 and subsequent decrease in net income for 1997 was primarily a result the net gain booked in 1996 from the sale of the Bank's Data Processing Center. The provision for possible credit losses for the year ended December 31, 1997 was $1,054,000 compared to $700,000 and $1,040,000 for the same periods in 1996 and 1995, respectively. Noninterest income for 1997 was $4,225,000 compared to $4,517,000 and $4,109,000 for 1996 and 1995, respectively. Noninterest income for 1996 reflects an approximate gross gain of $600,000 on the sale of the Bank's Data Processing Center. Noninterest expense for 1997 was $10,712,000 compared to $8,659,000 and $8,851,000 for 1996 and
1995, respectively. The increase in 1997 reflects out-of-pocket and ongoing expense associated with the acquisition of three Wells Fargo Bank branch offices and a full year of servicing fees for data processing.

    Net interest income increased in 1997 to $9,883,000 compared to $8,066,000 in 1996 and $8,152,000 in 1995. The increase in 1997 is primarily due to the Wells Fargo branch acquisitions of approximately $33,000,000 in deposits. Of the amount acquired, approximately 75% was non-interest bearing deposits. With these deposits, the Bank was able to increase both the loan and investment portfolios to generate additional interest income. The greatest increase in the loan portfolio was seen in the Indirect Auto portfolio which generally has lower yields than other categories of loans. The demand for this type of loan was greater than other loan types throughout the year. The yield on average earning assets decreased 48 basis points for 1997, while the cost of average interest bearing liabilities decreased by only 10 basis points.

    Noninterest income for the year ended December 31, 1997 was $4,225,000, as compared to $4,517,000 for the year ended December 31, 1996, a decrease of $292,000 or 6.46%. That decrease was caused primarily by the fact that "Other" income for 1996 included $600,000 gain on the sale of the data processing center and $239,000 in servicing revenue, resulting in a decrease in that category from 1996 to 1997 of $916,000, but was offset by $663,000 in increased service charge revenue for 1997 as a result of the branch acquisition and growth in general.

    Noninterest income for the year ended December 31, 1996 was $4,517,000 as compared to $4,109,000 for the year ended December 31, 1995, an increase of $408,000 or 9.93%. As stated above, 1996 reflects the gain on sale of the data processing center, however, it only reflects four months of servicing income compared to twelve months in 1995.

    Noninterest expense for the year ended December 31, 1997 was $10,712,000, which represented an increase of $2,053,000 or 23.71% from the year ended December 31, 1996. This increase was a result of (1) overall growth within the bank, including the acquisition of the three branch offices, as it relates to salary and related expense ($658,000) and (2) a full year of data processing and other ongoing expense ($1,392,000) that included bank wide growth of almost 29%. Noninterest expense decreased to $8,659,000 in 1996 from $8,851,000 in 1995, a decrease of $192,000 or 2.17%. That decrease was the result of reduced overhead as a result of the sale of the data processing center in 1996. (See "MANAGEMENT'S

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-- RESULTS OF OPERATIONS--NONINTEREST INCOME", herein.)

    Total assets of the Bank were $189,659,000 at December 31, 1997 as compared to $147,210,000 at December 31, 1996, an increase of $42,449,000 or 28.8%. Total assets increased $16,040,000 or 12.2% for December 31, 1996 from $131,160,000 for December 31, 1995. The reason for the significant increase in total assets for 1997 was the result of continued consolidation of major banks and the Bank's acquisition of three Wells Fargo branch offices with approximately $33,000,000 in deposits. Major bank customers continued to seek alternative financial institutions with whom to establish relationships. Many of these customers had been with a previous community bank that First Interstate Bank acquired several years ago and seemed to be unwilling to go through yet another conversion. It has been our experience that they decided instead to change their banking relationships.

    Total net loans were $116,127,000 at December 31, 1997 as compared to $93,734,000 at December 31, 1996, an increase of $22,393,000 or 23.9%. Total net loans increased to $93,734,000 at December 31, 1996 from $85,386,000 at December 31, 1995. While the increase in net loans in 1997 as compared to 1996 was largely a result of increased marketing efforts for Indirect Auto loans (the demand for this type of loan was greater than that of any other loan type), all loan categories exhibited growth for the year.

    Total deposits were $167,867,000 at December 31, 1997 as compared to $127,630,000 at December 31, 1996, an increase of $40,237,000 or 31.5%. Total deposits increased to $127,630,000 at December 31, 1996 from $113,707,000 at December 31, 1995. The increase in deposits in 1997 was primarily due to the acquisition of the three Wells Fargo branches with $33,000,000 in deposits. The remainder of the growth is a continued result of major bank consolidation and a better economic environment for the primary market area of the Bank.

    Stockholders' equity increased to $19,680,000 at December 31, 1997 as compared to $17,723,000 at December 31, 1996, an increase of $1,957,000 or 11.0%. That increase was due to the Bank's net income in 1997 of $1,920,000, plus $37,000 net increase in unrealized gain on securities available for sale. Stockholders' equity increased to $17,723,000 at December 31, 1996 from $15,899,000 at December 31, 1995, an increase of $1,824,000 or 11.5%. That increase was the result of net income of $2,094,000 and decrease of $267,000 in net unrealized gain on securities available for sale and $3,000 paid in fractional shares of a 50% stock dividend distributed in June 1996.(See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--FINANCIAL CONDITION-- SECURITIES AND CERTIFICATES OF DEPOSITS", herein.) At December 31, 1997, the Bank's Leverage Capital Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio were 8.35%, 11.42% and 12.55%, respectively.

                              FINANCIAL CONDITION

LOAN PORTFOLIO

    The Bank's commercial loans are made for the purpose of providing working capital, financing the purchase of equipment or for other business purposes. Such loans include loans with maturities ranging from 30 days to one year and "term loans," which are loans with maturities normally ranging from one to five years. Short-term business loans are generally intended to finance current transactions and typically provide for periodic principal payments, with interest payable monthly. Term loans normally provide for floating interest rates, with monthly payments of both principal and interest. Included in commercial loans are business loans secured by commercial real property and single family residences.

    The Bank's real estate loans include interim construction loans made to finance the building of single-family residential property, which, typically, have short maturities. These residential construction loans are customarily "pre-sold" but there is minimal speculative activity. The Bank has generally not required construction loan borrowers to obtain commitments for permanent "take-out" financing as a condition to making the construction loan. The Bank does not make a strong market in mortgage lending. In 1997, interim construction and mortgage loans originated amounted to approximately $1,037,000. At December 31, 1997, mortgage loans amounting to approximately $194,000 were being serviced for investors.

    The Bank became active in originating SBA loans in 1992 and has continued throughout the years. For 1997, the Bank originated approximately $1,355,000 of such loans of which more than $1,049,000 is government guaranteed. The guaranteed portion is sold in the secondary market place and is being serviced by the Bank. Most SBA loans generated by the Bank are not real estate secured and they have maturity terms of ten years. The SBA guarantees up to 80% of the whole loan amount.

    Consumer loans are made for the purpose of financing automobiles, various types of consumer goods, and other personal purposes. Consumer loans generally provide for the monthly payment of principal and interest. Most of the Bank's consumer loans are Dealer Originated Contracts (Indirect Auto loans) secured by the personal property being purchased. The Bank since its inception has been a major player in its service area in this type of loan, seeking to diversify risk over a wide number of smaller dollar volume loans. At year end 1997, 1996 and 1995, the total percentage of consumer loans as a part of the total net loan portfolio was 64%, 60% and 55%, respectively.

    Indirect Auto Loans are contracts assigned without recourse covering the sale of new or used vehicles that the Bank purchases from Bank authorized dealers. The purchase of all dealer originated contracts is predicated on the following interrelated factors:

        a.  The buyer's ability and willingness to pay.

        b.  The dealer's responsibility and reputation.

        c.  The value of the goods purchased and the buyer's equity therein.

    The retail contracts generated by the dealer are purchased on their own merits and each transaction is treated individually according to the buyer's credit standing, as evidenced by his ability and willingness to pay.

    The Bank has retained the required expertise that allows for the portfolio to remain a viable bank product. This type of loan generally has a term of five years with a fixed rate. However, the average life of such auto loans is approximately thirty months.

    With certain exceptions, the Bank is permitted to make unsecured extensions of credit to any one borrowing entity in an amount up to 15% of the Bank's capital and reserves. Secured extensions of credit to any one borrowing entity are permitted in an amount up to 25% of capital and reserves. At December 31, 1997, those lending limits for the Bank were $3,181,000 and $5,302,000, respectively. The Bank sells participations in its loans when necessary to stay within lending limits.

    The Bank does not have any concentrations in its loan portfolio by industry or group of industries, except for the Indirect Auto Loans discussed above, which, at December 31, 1997, constituted approximately 47% of the Bank's total loan portfolio.

    At December 31, 1997, total net loans were $116,127,000 as compared to $93,734,000 at December 31, 1995, an increase of $22,393,000 or 23.9%. The increase for 1997 was primarily the result of continued marketing efforts toward Indirect Auto loans and a more favorable economic environment for Commercial and Real Estate loans. Consumer loans accounted for approximately $18,000,000 of the increase, Real Estate loans had an increase of $2,500,000 and Commercial loans increased by $4,200,000.

    At December 31, 1996, total net loans were $93,734,000 as compared to $85,386,000 at December 31, 1995, an increase of $8,348,000, or 9.8%. The increase for 1996 was primarily the result of increased marketing efforts toward Indirect Auto loans due to increased deposit activity. Consumer loans accounted for approximately $9,200,000 of the increase, Real Estate loans had a modest increase of approximately $700,000 and Commercial loans decreased by approximately $400,000.

    The following table sets forth the amount of total loans outstanding in each category as of the dates indicated (dollars in thousands):

                                                                    AMOUNT OUTSTANDING
                                                                    AS OF DECEMBER 31,
                                                             ---------------------------------
                                                                1997        1996       1995
                                                             ----------  ----------  ---------
Real estate:
  Construction.............................................  $      715  $      826  $   1,836
  Mortgage.................................................      14,863      12,267     10,538
Commercial and industrial..................................      35,920      31,733     32,173
Consumer...................................................      74,264      56,362     47,141
                                                             ----------  ----------  ---------
    TOTAL..................................................     125,762     101,188     91,688
LESS:
Unearned Discount..........................................       8,206       6,152      4,943
Deferred loan fees.........................................         (99)        (68)       (51)
Allowance for possible credit losses.......................       1,528       1,370      1,410
                                                             ----------  ----------  ---------
    TOTAL NET LOANS........................................  $  116,127  $   93,734  $  85,386
                                                             ----------  ----------  ---------
                                                             ----------  ----------  ---------

    At December 31, 1997, the Bank had outstanding loan commitments of $814,000 which are related to commercial and standby letters of credit and had outstanding commitments of $7,585,000, which represents undisbursed loans. Based upon the Bank's historical experience, the outstanding loan commitments will remain relatively stable throughout the year.

    The following table shows the amounts of total loans outstanding, at December 31, 1997, which, based on remaining scheduled repayments of principal, are due within one year, after five years, and in more than five years (dollars in thousands):

                                                                                  AFTER ONE
                                                                                  YEAR BUT      AFTER
                                                                       WITHIN      WITHIN       FIVE
                                                                      ONE YEAR   FIVE YEARS     YEARS      TOTAL
                                                                      ---------  -----------  ---------  ----------
Real Estate:
Construction........................................................  $     715   $       0   $       0  $      715
Mortgage............................................................      1,339      11,571       1,953      14,863
Commercial and Industrial...........................................     11,193      19,804       4,923      35,920
Consumer............................................................      1,488      68,483       4,293      74,264
                                                                      ---------  -----------  ---------  ----------
TOTAL...............................................................  $  14,735   $  99,858   $  11,169  $  125,762
                                                                      ---------  -----------  ---------  ----------
                                                                      ---------  -----------  ---------  ----------

NONPERFORMING ASSETS

    Nonperforming assets are comprised of loans on nonaccrual status, loans 90 days or more past due and still accruing interest, loans restructured where the terms of repayment have been renegotiated resulting in a deferral of interest or principal, and other real estate owned ("OREO"). Loans are generally placed on nonaccrual status when they become 90 days past due unless management believes the loan is adequately collateralized and in the process of collection. Loans may be restructured by management when a borrower has experienced some change in financial status causing an inability to meet the original repayment terms and where the Bank believes the borrower will eventually overcome those circumstances and repay the loan in full. OREO consists of foreclosed properties that Management intends to offer for sale.

    At December 31, 1997, nonperforming assets totaled $1,390,000 as compared to $3,579,000 at December 31, 1996, a decrease of $2,189,000 or 61.2%. That decrease was in spite of an increase in
nonaccrual loans of $377,000, from $83,000 at December 31, 1996 to $461,000 at December 31, 1997 (this increase was due to one particular commercial loan); and resulted primarily from a decrease in OREO of $1,681,000, from $1,701,000 at December 31, 1996 to $20,000 at December 31, 1997 (primarily due to the sale of one commercial office building); in addition, loans 90 days or more past due and still accruing decreased by $47,000, or 9.8%, from $480,000 at December 31, 1996 to $433,000 at of December 31, 1997; and restructured loans decreased by $828,000, or 63.5%, from $1,304,000 at December 31, 1996 to $476,000 at December
31, 1997 (due to newly obtained collateral combined with a significant pay down on one account relationship).

    At December 31, 1996, nonperforming assets totaled $3,579,000 as compared to $2,939,000 at December 31, 1995, an increase of $640,000 or 21.8%.That increase was attributable primarily to the increase in restructured loans of $845,000, or 184.1%, from $459,000 at December 31, 1995 to $1,304,000 at December 31, 1996,
was largely the result of one account relationship which subsequently improved in 1997 as discussed in the preceding paragraph; an increase in loans 90 days or more past due and still accruing of $179,000 or 57.5% (the net result of one real estate secured relationship that has since been placed on nonaccrual), from $311,000 at December 31, 1995 to $490,000 at December 31, 1996; and a decrease in Other Real Estate Owned of $369,000 or 17.8% from $2,070,000 at December 31, 1995 to $1,701,000 at December 31, 1996.

    At December 31, 1997, the OREO held by the Bank consisted of two pieces of raw land which appear on the Bank's balance sheet for $20,000. Each property was written down to its fair market value at the time it was foreclosed. The Bank is currently marketing all of such properties for sale. Management believes that the foreclosed properties will ultimately be sold at prices sufficient to recover all or most of the values at which they are currently being carried on the Bank's books. However, until each of those properties is actually sold, it is impossible to conclusively predict whether such prices will actually be obtainable due to changing market conditions.

    The table on the following page provides information with respect to the components of the Bank's nonperforming assets as of the dates indicated (dollars in thousands):

                                                                           DECEMBER 31,
                                                                  -------------------------------
                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
Nonaccrual loans(1):
Real Estate.....................................................  $      48  $       0  $       0
Commercial and industrial.......................................        297          6         80
Consumer........................................................        116         78         19
                                                                  ---------  ---------  ---------
  Total.........................................................  $     461  $      84  $      99
Loans 90 days or more past due and still accruing
  (as to principal or interest):
Real Estate Loans...............................................  $      77  $     253  $      48
Commercial and industrial.......................................        332        237        263
Consumer........................................................         24          0          0
                                                                  ---------  ---------  ---------
Total...........................................................  $     433  $     490  $     311
Restructured loans(2)(3):
Real Estate.....................................................        187        397         48
Commercial and industrial.......................................        289        907        411
                                                                  ---------  ---------  ---------
Total...........................................................  $     476  $   1,304  $     459

Other real estate owned.........................................         20      1,701      2,070
                                                                  ---------  ---------  ---------
Total nonperforming assets......................................  $   1,390(4) $   3,579 $   2,939
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
Nonperforming loans as a percentage of total gross loans........       1.11%      3.54%      3.21%
Nonperforming assets as a percentage of total gross loans and
  other real estate owned.......................................       1.11%      3.48%      3.13%
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

------------------------

(1) During the periods ended December 31, 1997 and 1996, no interest income related to these loans was included in net income.

(2) A "restructured loan" is one where the terms of which were renegotiated to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

(3) During the periods ended December 31, 1997 and 1996, approximately $86,000 and $110,000, respectively, of interest income related to these loans was included in net income. Additional interest income of approximately $175,000 and $197,000, respectively, would have been recorded during the periods ended December 31, 1997 and 1996 if these loans had been paid in accordance with their original terms and had been outstanding throughout the applicable period then ended or, if not outstanding throughout the applicable period then ended, since origination.

(4) In addition, at December 31, 1997, the Bank had approximately $3,383,000 in real estate and commercial loans on its "Watch" list. (All loans placed on the Bank's Watch list are performing but are earmarked by management because they have a reasonable likelihood of becoming nonperforming assets in the foreseeable future.)

ALLOWANCE FOR POSSIBLE CREDIT LOSSES

    The Bank maintains an allowance for possible credit losses to provide for potential losses in its loan portfolio. Additions to the allowance are made by charges to operating expenses in the form of a provision for credit losses. All loans which are judged to be uncollectible are charged against the allowance while any recoveries are credited to the allowance. Management conducts a critical evaluation of the loan portfolio quarterly. That evaluation includes an assessment of the following factors: past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    The allowance for credit losses is maintained at a level determined by Management to be adequate, based on the past performance of loans in the Bank's portfolio, evaluation of collateral for such loans, the prospects or worth of the prospective borrowers or guarantors, and such other factors which, in the Bank's judgement, deserve consideration in the estimation of potential loan losses, including regulatory classification, classification assigned by the Bank's independent loan review consultant, and loans determined by Management as warranting special attention. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that the Bank may not sustain loan losses in excess of the size of the allowance for credit losses, or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

    At December 31, 1997, Management had determined that the level of allowance for credit losses was adequate. At December 31, 1997, the allowance for credit losses was $1,528,000 or 1.21% of gross loans of $125,762,000. At December 31, 1996, the allowance for credit losses was $1,370,000 or 1.35% of gross loans of $101,188,000. At December 31, 1995, the allowance for credit losses was $1,410,000 or 1.54% of gross loans of $91,688,000.

    During the past several years, the Bank's loan portfolio has increased and charged off loans have increased by a similar, but slightly lesser, percentage. The Bank's gross loan portfolio grew $24,574,000 or 24.3%, while loans charged off, net of recoveries, grew by 21%. For the years ended December 31, 1997, 1996 and 1995, charge-offs exceeded recoveries by $896,000, $740,000, and $668,000, respectively.

    Although on the increase, charge-offs of commercial and real estate loans for those periods represent losses associated with long term problem loans, exacerbated by the relatively weak economic conditions of several years ago, primarily related to the slowdown in business in general. Charge-offs exceeded recoveries by $233,000 in 1996 and $470,000 in 1997. This increase of $237,000 represents loans to one particular loan customer that were charged off by the Bank, but for which the customer continues to make regular payments. Consumer loan charge-offs, net of recoveries, actually declined from $507,000 in 1996 to $426,000 in 1997.

    Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN--INCOME RECOGNITION AND DISCLOSURES. Under SFAS 114, a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The adoption of SFAS 114, as amended by SFAS 118, had no material effect on the Bank's financial condition or results of operations as the Bank's existing policy of measuring loan impairment is consistent with the methods prescribed in those standards.

    At December 31, 1997, the carrying value of loans that are considered to be impaired under SFAS 114 totaled $1,132,000. At December 31, 1997, the allowance for credit losses determined in accordance with the provisions of SFAS 114 (related to loans considered to be impaired under SFAS 114) totaled $151,000. For year end December 31, 1996, the Bank recognized $86,000 in interest income on those impaired loans.

    The table on the following page summarizes, for the periods indicated, loan balances at the end of each period and the daily averages during the period; changes in the allowance for credit losses arising from loans charged off, recoveries on loans previously charged off, and additions to the allowance which have been charged to operating expense; and certain ratios related to the allowance for credit losses (dollars in thousands):

                                                                        YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------------
                                                           1997        1996       1995       1994       1993
                                                        ----------  ----------  ---------  ---------  ---------

                                                                         (DOLLARS IN THOUSANDS)
BALANCES:
  Average gross loans outstanding during period.......  $  107,601  $   89,533  $  87,814  $  77,873  $  75,160
                                                        ----------  ----------  ---------  ---------  ---------
                                                        ----------  ----------  ---------  ---------  ---------
  Gross loans outstanding at end of period............  $  125,762  $  101,188  $  91,688  $  91,224  $  77,044
                                                        ----------  ----------  ---------  ---------  ---------
                                                        ----------  ----------  ---------  ---------  ---------
ALLOWANCE FOR CREDIT LOSSES:
  Balance at beginning of period......................  $    1,370  $    1,410  $   1,038  $     924  $     996
                                                        ----------  ----------  ---------  ---------  ---------
  Actual charge-offs:
    Real Estate.......................................         129           1         89         27         55
    Commercial and industrial.........................         377         258        361        494        471
    Consumer..........................................       1,159       1,011        760        751      1,080
                                                        ----------  ----------  ---------  ---------  ---------
      Total...........................................       1,665       1,270      1,210      1,272      1,606
  Recoveries on loans previously charged off:
    Real Estate.......................................           0           0          3          0          0
    Commercial and industrial.........................          36          26         31         78         68
    Consumer..........................................         733         504        508        448        586
                                                        ----------  ----------  ---------  ---------  ---------
      Total...........................................         769         530        542        526        654
                                                        ----------  ----------  ---------  ---------  ---------
  Net loan charge-offs (recoveries)...................         896         740        668        746        952
                                                        ----------  ----------  ---------  ---------  ---------
  Provision charged to operating expense..............       1,054         700      1,040        860        880
                                                        ----------  ----------  ---------  ---------  ---------
  Balance at end of period............................  $    1,528  $    1,370  $   1,410  $   1,038  $     924
                                                        ----------  ----------  ---------  ---------  ---------
                                                        ----------  ----------  ---------  ---------  ---------
RATIOS:
  Net loan charge-offs to average loans...............        0.83%       0.83%      0.76%      0.96%      1.27%
  Net loan charge-offs to loans at end of period......        0.71%       0.73%      0.73%      0.82%      1.24%
  Allowance for credit losses at end of period to
    average loans.....................................        1.42%       1.53%      1.61%      1.33%      1.23%
  Allowance for credit losses to loans at end of
    period............................................        1.21%       1.35%      1.54%      1.14%      1.20%
  Net loan charge-offs to allowance for credit losses
    at end of period..................................       58.64%      54.01%     47.38%     71.87%    103.03%
  Net loan charge-offs to provision charged to
    operating expense.................................       85.01%     105.71%     64.23%     86.74%    108.18%

    The principal risks inherent in the Bank's commercial and industrial loans involve competition, economic conditions and the interest rate environment as discussed above for other types of loans. More than for other types of loans, however, the payment experience of commercial loans is directly tied to the cash flow adequacy of the business and may be more directly affected by changing economic conditions or specific adverse industry conditions or trends.

    Consumer loan repayment is dependent upon the borrower's continuing financial stability, and thus is more likely to be negatively affected by job loss, divorce, personal bankruptcy or adverse economic conditions. However, since the Bank engages primarily in consumer lending that includes collateralization (autos) and as the amounts of each such loan are not deemed to be "large", the risk is diversified. What defrays risk in this type of lending is the expertise and experience of the staff. Controls are in place to properly obtain these loan types with strict adherence to established underwriting guidelines.

    The primary risk element with respect to commercial real estate and real estate construction loans is fluctuation in the value of the collateral. Realizing this risk, the Bank is well aware of market value trends within its lending area and takes a very conservative approach to such lending. The Bank has engaged in minimal speculative real estate lending over the years. In the late 1980's and early 1990's, the Bank determined that it would not jump on the "Equity Loan" bandwagon and only made minimal loans of this type. The Bank all but discontinued "spec" construction lending in 1990. The minimal losses in the real estate portfolio demonstrate that these decisions have proven to be of great value in the many years of declining real estate values.

SECURITIES AND CERTIFICATES OF DEPOSITS PURCHASED

    In order to maintain a reserve of readily saleable assets to meet the Bank's liquidity and lending requirements, from time to time the Bank purchases United States Treasury securities, obligations of federal and state agencies, bank-qualified securities of counties and municipalities rated "A-1" or better, and corporate bonds and commercial paper rated "A-1" or better. Purchases of such securities, as well as sales of "federal funds" (short-term loans to other banks) and placement of funds in certificates of deposit with other FDIC insured financial institutions are also made as alternative investments pending utilization of funds for loans or deposit withdrawals.

    In order to achieve diversity in maturities, investments are targeted to longer term tax-exempt municipals and short average life US Agency CMOs that provide cash flow for loan demand. The Bank's investment portfolio is designated as Available For Sale (AFS) which allows for flexibility in Asset/Liability Management.

    At December 31, 1997, total securities available for sale and certificates of deposit were $38,603,000 as compared to $26,999,000 at December 31, 1996, an increase of $11,604,000 or 43%. This increase was driven by the growth in deposits (including the acquisition of the three Wells Fargo Branch offices),which was not matched by corresponding growth in new loans, thus creating additional liquidity to invest. Additional securities available for sale and certificates of deposit were made in the tax-exempt area since the Bank, as of January 1, 1996, was no longer in an Alternative Minimum Tax (AMT) bracket. The other growth category was US Agency, almost exclusively in CMOs.

    At December 31, 1996, total securities available for sale and certificates of deposit were $26,999,000 as compared to $24,829,000 at December 31, 1995, an increase of $2,170,000 or 8.7%.

    On November 15, 1995, The Financial Accounting Standards Board (FASB) released a Special Report entitled " A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities". This most notably confirmed the one time opportunity, prior to December 31, 1995, to reclassify securities between Held To Maturity (HTM) and Available For Sale
(AFS). AFS securities must be marked to market, reflecting the Gain or Loss in the securities portfolio within the Capital section of the Balance Sheet. However, regulatory changes earlier in 1995 had ruled that the Gain or Loss would not be included in calculations for capital adequacy. Because of these changes, the Bank reclassified all of its securities to Available For Sale in December 1995. The adoption of FASB 115 did not have a material affect on the operations of the Bank.

    The following tables summarize the distribution of average securities, CDS purchased and Fed Funds Sold and the average rates earned for the periods indicated (dollars in thousands):

                                                                               YEARS ENDED DECEMBER 31,
                                                           ----------------------------------------------------------------
                                                                   1997                  1996                  1995
                                                           --------------------  --------------------  --------------------

                                                                 AVERAGE               AVERAGE               AVERAGE
                                                            BALANCE     RATE      BALANCE     RATE      BALANCE     RATE
                                                           ---------  ---------  ---------  ---------  ---------  ---------
CDS Purchased............................................  $   2,672       5.76% $   1,791       5.64% $   1,139       5.88%
US Treasury..............................................      2,793       5.97      2,605       5.92      2,028       5.75
US Agency................................................     20,127       6.73      9,533       5.97     10,818       5.88
Municipal................................................     13,972       5.65      8,763       6.73      7,424       7.48
Corporate Bonds..........................................        562       7.15      2,842       7.12      1,519       8.41
Mtg Backed Sec...........................................          0       0.00          0       0.00          0       0.00
FF Sold..................................................      8,785       5.13      8,222       5.16      6,070       5.67
                                                           ---------             ---------             ---------
Total investments........................................  $  48,911       6.04% $  33,756       6.05% $  28,998       6.37%
                                                           ---------             ---------             ---------
                                                           ---------             ---------             ---------

    The following table shows the amounts of total securities and certificates of deposit outstanding (at market value), at December 31, 1997, which, based on remaining scheduled maturities, are due within one year, after one year but within five years, after five years but within ten years and in more than ten years (dollars in thousands):

                                                                      AFTER ONE   AFTER FIVE
                                                        WITHIN ONE   WITHIN FIVE  WITHIN TEN   AFTER TEN
                                                           YEAR         YEARS        YEARS       YEARS      TOTAL
                                                        -----------  -----------  -----------  ---------  ---------
CDS Purchased.........................................   $   1,962    $       0    $       0   $       0  $   1,962
US Agency.............................................       4,368        8,210        2,003       6,925     21,506
US Treasury...........................................       1,014            0            0           0      1,014
Municipal.............................................       1,406        1,875        1,455       9,385     14,121
Corporate Bonds.......................................           0            0            0           0          0
Mtg Backed Sec........................................           0            0            0           0          0
                                                        -----------  -----------  -----------  ---------  ---------
Total.................................................   $   8,750    $  10,085    $   3,458   $  16,310  $  38,603
                                                        -----------  -----------  -----------  ---------  ---------
                                                        -----------  -----------  -----------  ---------  ---------

DEPOSITS

    Deposits are the Bank's primary source of funds. At December 31, 1997, the Bank had a deposit mix of 39.0% in time and savings deposits, 31.9% in money market and NOW deposits, and 29.1% in noninterest-bearing demand deposits. The Bank's net interest income is enhanced by its percentage of noninterest-bearing deposits.

    The Bank's deposits are obtained from a cross-section of the communities it serves. No material portion of the Bank's deposits has been obtained from or is dependent upon any one person or industry. The Bank's business is not seasonal in nature. The Bank accepts deposits in excess of $100,000 from customers. Those deposits are priced to remain competitive. The Bank has no brokered funds on deposit. The Bank is not dependent upon funds from sources outside the United States and has not made loans to any foreign entities.

    At December 31, 1997, total deposits were $167,867,000 as compared to $127,630,000 at December 31, 1996, an increase of $40,237,000 or 31.5%. That increase resulted from an increase from December 31, 1996 to December 31, 1997 in: (i) other time deposits of $9,435,000, or 35.8%, from $26,327,000 to
$35,762,000; (ii) NOW deposits of $9,826,000, or 43.7%, from $22,475,000 to
$32,301,000; (iii) time certificates of deposit in denominations of $100,000 or more of $132,000, or 1.4%, from $9,753,000 to

$9,885,000; (iv) demand deposits of $12,171,000, or 33.2%, from $36,685,000 to
$48,856,000; (v) savings deposits of $4,650,000, or 30.6%, from $15,192,000 to
$19,842,000; and (vii) insured money market deposits of $4,023,000 or 23.4%, from $17,198,000 to $21,221,000. The significant increase in deposits overall, was due to the acquisition of three Wells Fargo Branch offices with approximately $33,000,000 in deposits. However, there was still general growth of approximately $7,000,000 in addition to the acquisition.

    The following tables summarize the distribution of average deposits and the average rates paid for the periods indicated (dollars in thousands):

                                                                                YEARS ENDED DECEMBER 31,
                                                           -------------------------------------------------------------------
                                                                   1997                   1996                   1995
                                                           ---------------------  ---------------------  ---------------------
                                                                  AVERAGE                AVERAGE                AVERAGE
                                                           ---------------------  ---------------------  ---------------------
                                                            BALANCE      RATE      BALANCE      RATE      BALANCE      RATE
                                                           ----------  ---------  ----------  ---------  ----------  ---------
Demand:
Noninterest-bearing......................................  $   46,162        n/a  $   34,106        n/a  $   32,750        n/a
Money market.............................................      21,657       2.32%     18,343       2.34%     18,871       2.32%
NOW......................................................      29,364       0.98      20,199       0.94      18,993       0.94
Savings..................................................      19,400       1.95      14,191       1.97      13,918       1.96
Time certificates of deposit of $100,000 or more.........       9,394       5.35       7,213       5.35       5,686       5.15
Other time deposits......................................      33,870       5.34      26,360       5.53      24,750       5.06
                                                           ----------             ----------             ----------
Total deposits...........................................  $  159,847       3.06% $  120,412       3.18% $  114,968       2.96%
                                                           ----------             ----------             ----------
                                                           ----------             ----------             ----------

    The scheduled maturities of the Bank's time deposits in denominations of $100,000 or greater as of December 31, 1997 were as follows:

                                                                           DECEMBER 31, 1997
                                                                         ---------------------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Deposits Maturing In
  Three months or less.................................................        $   5,726
  Over three months through twelve months..............................            3,136
  Over twelve months...................................................            1,023
                                                                                  ------
    Total:.............................................................        $   9,885
                                                                                  ------
                                                                                  ------

CAPITAL RESOURCES

    Management seeks to maintain capital adequate to support credit risks and anticipated asset growth and to ensure that the Bank is within established regulatory guidelines and industry standards.

    Stockholders' equity of the Bank increased to $19,680,000 at December 31, 1997 from $17,723,000 at December 31, 1996, an increase of $1,957,000 or 11.0%.
That increase is attributable to a net income of $1,920,000 and $37,000 net increase in unrealized gain on securities Available For Sale. At December 31, 1997, the Bank's Leverage Capital Ratio was 8.4%, its Tier 1 Risk-Based Capital Ratio was 11.4% and its Total Risk-Based Capital Ratio was 12.6%. (See "Item 1. Business. Supervision and Regulation. Capital Adequacy" herein for exact definitions) At December 31, 1996, such ratios were 12.2%, 16.2% and 17.4%, respectively. The reason that these ratios materially decreased from 1996 to 1997 is the accounting for Goodwill as a result of the acquisition of the three Wells Fargo branch offices.

                             RESULTS OF OPERATIONS

NET INTEREST INCOME

    The Bank's earnings depend largely upon the difference between the income received from its loan portfolio and other interest-earning assets and the interest paid on deposits. The difference is "net interest income." The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net yield on interest-earning assets. The Bank's net interest income is affected by the change in the level and the mix of interest-earning assets and interest-bearing liabilities, referred to as volume changes. The Bank's net yield on interest-earning assets is also affected by changes in the yields earned on assets and rates paid on liabilities, referred to as rate changes. Interest rates charged on the Bank's loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. Those factors are, in turn, affected by general economic conditions and other factors beyond the Bank's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, the governmental budgetary matters, and the actions of the Board of Governors of the Federal Reserve System (the "FRB").

    For the year ended December 31, 1997, net interest income was $9,883,000, an increase of $1,817,000, or 22.5%, from $8,066,000 for the year ended December 31, 1996. This increase was attributable to an increase in the yields earned on a larger interest earning asset base that out-paced the the yield and volume of interest-bearing liabilities. Average interest-bearing liabilities increased 31.7% from $86,306,000 for 1996 to $113,685,000 for 1997. The net yield on interest-earning assets was 8.7% and 8.9% for 1997 and 1996, respectively.

    For the year ended December 31, 1997, the net interest spread was 5.6% as compared to 5.7% for the year ended December 31, 1996, an decrease of 10 basis points.

    For the year ended December 31, 1996, the Bank's net interest income was $8,066,000, a decrease of $86,000, or 1.1%, from $8,152,000 for the year ended
December 31, 1995. This decrease was attributable to the net yield on interest-earning assets which decreased from 9.2% in 1995 to 8.9% in 1996, while at the same time the average rate paid on interest-bearing liabilities increased from 3.0% in 1995 to 3.2% in 1996.

    For the year ended December 31, 1996, the net interest spread was 5.69% as compared to 6.21% for the year ended December 31, 1995, a decrease of 52 basis points. That decrease was the result of lower yields on average interest-earning assets and higher rates paid on interest-bearing liabilities. Those changes were the result of the loan portfolio mix moving more to the lower yielding consumer indirect loans, while time deposits increased resulting in a slight overall increase in the rates paid.

    The table on the following page shows the Bank's average balances of assets, liabilities and stockholders' equity; the amount of interest income or interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated (dollars in thousands):

                                                                        YEAR ENDED DECEMBER 31,
                                          -----------------------------------------------------------------------------------
                                                         1997                                 1996                    1995
                                          -----------------------------------  -----------------------------------  ---------
                                                      INTEREST      AVERAGE                INTEREST      AVERAGE
                                           AVERAGE     INCOME/       RATE/      AVERAGE     INCOME/       RATE/      AVERAGE
                                           BALANCE     EXPENSE       YIELD      BALANCE     EXPENSE       YIELD      BALANCE
                                          ---------  -----------  -----------  ---------  -----------  -----------  ---------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS:
Earning assets:
  Loans receivable, net(1)..............  $ 106,275   $  10,408         9.79%  $  88,163   $   8,766         9.91%  $  86,404
  Federal funds sold....................      8,703         451         5.18       8,222         424         5.16       6,070
  Securities & CD Purchased(2)..........     40,193       2,505         6.23      25,534       1,617         6.33      22,928
                                          ---------  -----------               ---------  -----------               ---------
Total interest-earning assets...........    155,171      13,364         8.61%    121,919      10,807         8.86%    115,402
Non-interest-earning assets:
  Cash and due from banks...............     12,758                                9,354                                8,314
  Premises and equipment, net...........      2,492                                2,106                                2,636
  Other real estate owned...............        539                                1,701                                2,070
  Other assets..........................      9.318                                4,096                                2,483
                                          ---------                            ---------                            ---------
Total non-interest-earning assets.......     25,107                               17,257                               15,503
                                          ---------                            ---------                            ---------
    Total assets........................  $ 180,278                            $ 139,176                            $ 130,905
                                          ---------                            ---------                            ---------
                                          ---------                            ---------                            ---------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Deposits:
    Money market........................  $  21,657         503         2.32   $  18,343         429         2.34   $  18,871
    NOW.................................     29,364         287         0.98      20,199         190         0.94      18,993
    Savings.............................     19,400         379         1.95      14,191         279         1.97      13,918
    Time certificates of deposit of
      $100,000 or more..................      9,394         503         5.35       7,213         386         5.35       5,686
    Other time deposits.................     33,870       1,809         5.34      26,360       1,457         5.53      24,750
                                          ---------  -----------               ---------  -----------               ---------
    Total int-bearing liabilities.......    113,685       3,481         3.06%     86,306       2,741         3.18%     82,218
Non-interest-bearing liabilities:
  Demand deposits.......................     46,162                               34,106                               32,750
  Other liabilities.....................      2,080                                1,880                                1,241
                                          ---------                            ---------                            ---------
    Total non-int-bearing liab..........     48,242                               35,986                               33,991
Stockholders' equity....................     18,351                               16,884                               14,696
                                          ---------                            ---------                            ---------
    Total liabilities and stockholders'
      equity............................  $ 180,278                            $ 139,176                            $ 130,905
                                          ---------                            ---------                            ---------
                                          ---------                            ---------                            ---------
Net interest income.....................              $   9,883                            $   8,066
                                                     -----------                          -----------
                                                     -----------                          -----------
Net interest spread(3)..................                                5.55%                                5.69%
                                                                         ---                                  ---
                                                                         ---                                  ---
Net interest margin(4)..................                                5.69%                                6.04%
                                                                         ---                                  ---
                                                                         ---                                  ---


                                           INTEREST      AVERAGE
                                            INCOME/       RATE/
                                            EXPENSE       YIELD
                                          -----------  -----------

ASSETS:
Earning assets:
  Loans receivable, net(1)..............   $   8,740        10.12%
  Federal funds sold....................         344         5.67
  Securities & CD Purchased(2)..........       1,503         6.11
                                          -----------
Total interest-earning assets...........      10,587         9.17%
Non-interest-earning assets:
  Cash and due from banks...............
  Premises and equipment, net...........
  Other real estate owned...............
  Other assets..........................

Total non-interest-earning assets.......

    Total assets........................

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Deposits:
    Money market........................         438         2.32
    NOW.................................         179         0.94
    Savings.............................         273         1.96
    Time certificates of deposit of
      $100,000 or more..................         293         5.15
    Other time deposits.................       1,252         5.06
                                          -----------
    Total int-bearing liabilities.......       2,435         2.96%
Non-interest-bearing liabilities:
  Demand deposits.......................
  Other liabilities.....................

    Total non-int-bearing liab..........
Stockholders' equity....................

    Total liabilities and stockholders'
      equity............................

Net interest income.....................   $   8,152
                                          -----------
                                          -----------
Net interest spread(3)..................                     6.21%
                                                            -----
                                                            -----
Net interest margin(4)..................                     6.16%
                                                            -----
                                                            -----

------------------------

(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $247,000, $260,000 and $299,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs.

(2) Yields computed for securities are based on income received, not accounting for tax equivalent rates for tax exempt securities.

(3) Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (after provision for credit losses) as a percentage of average interest-earning assets.

    The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average balances (volume) or changes in average interest rates (rate). The variances attributable to both the volume and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each:

                                                                               YEAR ENDED                   YEAR ENDED
                                                                              DECEMBER 31,                 DECEMBER 31,
                                                                              1997 VS. 1996               1996 VS. 1995
                                                                     -------------------------------  ----------------------
                                                                           INCREASE (DECREASE)        INCREASES (DECREASES)
                                                                            DUE TO CHANGE IN             DUE TO CHANGE IN
                                                                     -------------------------------  ----------------------
                                                                      VOLUME      RATE       TOTAL      VOLUME       RATE
                                                                     ---------  ---------  ---------  -----------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
Earning assets--Interest income(1):
  Loans, net(2)....................................................  $   1,776  $    (134) $   1,642   $     176   $    (150)
  Federal funds sold...............................................         25          2         27         113         (33)
  Securities and CDS Purchased.....................................        914        (26)       888         163         (49)
                                                                     ---------  ---------  ---------       -----   ---------
    Total..........................................................      2,715       (158)     2,557         452        (232)
Deposits and borrowed funds:
Interest expense:
  Other Deposits...................................................        268          3        271          23        (377)
  Time certificates of deposit in denominations of $100,000 or
    more...........................................................        116         20        136          81          12
  Other time deposits..............................................        404        (71)       333          61         506
                                                                     ---------  ---------  ---------       -----   ---------
    Total..........................................................        788        (48)       740         165         141
                                                                     ---------  ---------  ---------       -----   ---------
Change in net interest income......................................  $   1,927  $    (110) $   1,817   $     287   $    (373)
                                                                     ---------  ---------  ---------       -----   ---------
                                                                     ---------  ---------  ---------       -----   ---------


                                                                       TOTAL
                                                                     ---------

Earning assets--Interest income(1):
  Loans, net(2)....................................................  $      26
  Federal funds sold...............................................         80
  Securities and CDS Purchased.....................................        114
                                                                     ---------
    Total..........................................................        220
Deposits and borrowed funds:
Interest expense:
  Other Deposits...................................................       (354)
  Time certificates of deposit in denominations of $100,000 or
    more...........................................................         93
  Other time deposits..............................................        567
                                                                     ---------
    Total..........................................................        306
                                                                     ---------
Change in net interest income......................................  $     (86)
                                                                     ---------
                                                                     ---------

------------------------

(1) Tax exempt income was not computed on a tax equivalent basis.

(2) Loan fees have been included in the calculation of interest income. Loan fees were approximately $247,000, $260,000 and $299,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs.

PROVISION FOR CREDIT LOSSES

    Provisions for credit losses are charged to earnings to bring the total allowance for credit losses to a level deemed appropriate by management based on such factors as historical experience, the volume and type of lending conducted by the Bank, the amount of nonperforming loans, regulatory policies, generally accepted accounting principles, general economic conditions and other factors related to the collectability of loans in the Bank's portfolio. Each quarter, the Bank reviews the allowance for credit losses and makes additional transfers to the allowance, as needed.

    During 1997, the provision for credit losses was $1,054,000, compared to $700,000 in 1996, an increase of $354,000 or 50.6%. The amount of the provision in 1997 was deemed sufficient by Management as a result of the quarterly calculations for loan loss adequacy. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION-FINANCIAL CONDITION-ALLOWANCE FOR POSSIBLE CREDIT LOSSES", herein.)

    During 1996, the provision for credit losses was $700,000, compared to $1,040,000 in 1995, a decrease of $340,000 or 32.7%. The 1996 provision was deemed sufficient by Management as a result of the quarterly calculations for Loan loss adequacy.

NONINTEREST INCOME

    Noninterest income for the year ended December 31, 1997 was $4,225,000 as compared to $4,517,000 for the year ended December 31, 1996, a decrease of $292,000 or 6.5%. There were several revenues generated in 1996 that were not recurring in 1997. They were, (1) the gain on sale of the Bank's data processing center in March 1996 ($602,000 gain); revenue generated for four months of 1996 for data processing servicing for other banks ($240,000); and gross rent receipts on an OREO property which sold in March 1997 ($180,000). Operational income actually increased by approximately $663,000 in service charge and related deposit account income. Overall deposit growth combined with the acquisition of three Wells Fargo branch offices accounts for most of this.

    Noninterest income for the year ended December 31, 1996 was $4,517,000, as compared to $4,109,000 for the year ended December 31, 1995, an increase of $408,000 or 9.93%. That increase was due in part to the non-recurring revenues in 1996 discussed in the preceding paragraph.

    Noninterest income was impacted negatively by approximately $400,000, due to the fact that as of May 1996, there was no more Data Processing servicing income of approximately $240,000 in 1997. However, this was partially offset by savings in noninterest expense of $192,000.

    The Bank upgraded its in-house computer system in 1990 with the plan to offer data processing services to other financial institutions. The first client bank was signed in late 1991, however, it was difficult to break into the servicing market and achieve credibility. The Bank decided to approach potential client banks with the idea to offer "ownership" in a separate corporation at a later date. This new corporation would bring economies of scale in data processing and other back office functions. With this approach, the Bank was then able to sign four additional client banks. In early 1996, the Bank sold the data processing center to the newly formed corporation, which is owned by five financial institutions. The Bank is an investor in and is serviced by the BancData Solutions, Inc., the new corporation.

    As a result of the sale, many categories on the Bank's Income Statement vary from previous years. There is no longer any noninterest income from data processing servicing of clients, however, the Bank's noninterest expense categories of salary, occupancy and other related expense decreased due to the elimination of the previous overhead created by the data center. Taking these items into consideration, the Bank is saving approximately $5,000 per month by being serviced by BancData Solutions, Inc.. In addition, the Bank has eliminated its liability in regard to data processing for client banks.

NONINTEREST EXPENSE

    Noninterest expense for the year ended December 31, 1997 was $10,712,000, which represented an increase of $2,053,000 from the year ended December 31, 1996. Salaries were up $658,000 over 1996 due to the three newly acquired Wells Fargo branch offices and some overall growth in the Bank. The primary increase in noninterest expense revolves around two main factors, (1) $623,000 in increased data processing expense (There was a full year of data processing expense in 1997 as compared to eight months in 1996. In addition to that, overall volumes increased significantly which bear directly on data processing costs.); and (2) $367,000 in goodwill amortization expense as a result of the branch acquisition. Net occupancy and premises expense was only $3,000 more in 1997 than in 1996.

    Noninterest expense for the year ended December 31, 1996 was $8,659,000, which represented a decrease of $192,000 from the year ended December 31, 1995. This decrease was a direct result of the sold Data Processing department and savings in related salary, occupancy and selected other expense categories.

INCOME TAXES

    Income tax expense was $422,000, $1,130,000 and $720,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The effective tax rate for the same periods was 18.0%, 35.1% and 30.4%, respectively. The federal statutory tax rate for 1997, 1996 and 1995 is 34%. Tax expense for 1997 reflects a $154,000 benefit as a result of timing differences in current and deferred tax liability. The Bank's effective tax rate is different than the statutory rate due to tax exempt, bank-qualified municipal securities and officers life insurance expense.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

    Liquidity management for banks requires that funds always be available to pay anticipated deposit withdrawals and maturing financial obligations promptly and fully in accordance with their terms. The balance of the funds required is generally provided by payments on loans, sale of loans, liquidation of assets and the acquisitions of additional deposit liabilities. One method banks utilize for acquiring additional liabilities is through the acceptance of "brokered deposits" (defined to include not only deposits received through deposit brokers, but also deposits bearing interest in excess of 75 basis points over market rates), typically attracting large certificates of deposit at high interest rates. These types of deposits are considered volatile in nature in that they generally will not remain with the Bank unless premium rates are constantly paid. It is a costly way of funding liquidity needs. The Bank has not accepted "brokered deposits" in the recent past, and the Bank does not anticipate modifying that policy in the foreseeable future.

    To meet liquidity needs, the Bank maintains a portion of its funds in cash deposits in other banks, federal funds sold, and certificates of deposit purchased in other financial institutions. The Bank has an arranged line of credit with two correspondent banks to provide an alternative source of short-term funds. It is Management's policy to limit usage of the credit lines to cover short-term gaps between maturing investments and immediate cash needs. The Bank did not use the credit lines in 1997.

    In order to meet its liquidity needs, the Bank endeavors to maintain a liquidity ratio in excess of 20%. This ratio is equivalent to the sum of (a) cash and due from banks, (b) interest-earning deposits and securities(less pledged securities) and (c) federal funds sold, divided by total assets. At December 31, 1997, 1996 and 1995, the Bank's liquidity ratio was 28.5%, 25.9% and 27.6%, respectively.

    The careful planning of asset and liability maturities and the matching of interest rates to correspond with this maturity matching is an integral part of the active management of an institution's net yield. To the extent maturities of assets and liabilities do not match in a changing interest rate environment,net yields may be affected. Even with perfectly matched repricing of assets and liabilities, risks remain in the form of prepayment of assets, timing lags in adjusting certain assets, and liabilities that have varying sensitivities to market interest rates and basis risk. In its overall attempt to match assets and liabilities, management takes into account rates and maturities to be offered in connection with its certificates of deposit and offers variable rate loans. The Bank has generally been able to control its exposure to changing interest rates by maintaining primarily floating interest rate loans and a majority of its time certificates in relatively short maturities.

    The following table sets forth the interest rate sensitivity of the Bank's interest-earning assets and interest-bearing liabilities at December 31, 1997, the interest rate sensitivity gap (interest rate-sensitive assets less interest rate-sensitive liabilities), cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (interest rate-sensitive assets divided by interest rate-sensitive liabilities) and the cumulative interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within such period in accordance with its contractual terms.

                                                                     AFTER       AFTER ONE
                                                       WITHIN    THREE MONTHS    YEAR BUT
                                                       THREE      BUT WITHIN      WITHIN        AFTER
                                                       MONTHS      ONE YEAR     FIVE YEARS   FIVE YEARS     TOTAL
                                                     ----------  -------------  -----------  -----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Gross loans......................................  $   39,513   $    17,541    $  51,022    $   8,051   $  116,127
  Federal funds sold...............................       4,380           -0-          -0-          -0-        4,380
  Securities & CD Purch............................       1,676         9,282       13,214       14,433       38,605
                                                     ----------  -------------  -----------  -----------  ----------
    Total..........................................  $   45,569   $    26,823    $  64,236    $  22,484   $  159,112
                                                     ----------  -------------  -----------  -----------  ----------
                                                     ----------  -------------  -----------  -----------  ----------
Interest-bearing liabilities:
  Savings deposits.................................  $   19,842   $       -0-    $     -0-    $     -0-   $   19,842
  Money market and NOW.............................      53,522           -0-          -0-          -0-       53,522
      Time deposits................................      18,834        21,879        4,934          -0-       45,647
                                                     ----------  -------------  -----------  -----------  ----------
  Total............................................  $   92,198   $    21,879    $   4,934    $     -0-   $  119,011
                                                     ----------  -------------  -----------  -----------  ----------
                                                     ----------  -------------  -----------  -----------  ----------
Int rate sensitivity gap...........................  $  (46,629)  $     4,944    $  59,302    $  22,484   $   40,101
Cumulative interest rate sensitivity gap...........  $  (46,629)  $   (41,685)   $  17,617    $  40,101   $   40,101
Cumulative interest rate sensitivity gap ratio
  based on total assets............................      (24.59%)       (21.98%)       9.29%      21.14%       21.14%

    Within the one year time horizon, the Bank is liability rate sensitive given that the repricing opportunity for liabilities is greater than that for assets. However, after the one year horizon, the Bank shifts to a position of asset rate sensitivity. Earnings to the Bank are impacted by rate shifts based on the asset/liability sensitive position. In a rising interest rate environment, a liability sensitive position will create a negative impact to earnings by lowering the net interest margin, however, in an asset sensitive position, earnings are enhanced. There is a converse affect in a declining interest rate environment.

NEW ACCOUNTING PRONOUNCEMENT

    In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income, which prescribes standard for reporting comprehensive income and its components. Comprehensive income consists of net income or loss for the current period and other comprehensive income (income, expenses, gains and losses that currently bypass the income statement and are reported directly in a separate component of equity). SFAS 130 is effective for financial statements issued for periods beginning after December 15, 1997. The Bank has determined that the adoption of SFAS 130 will not have a material effect on its financial statements.

ITEM 7. FINANCIAL STATEMENTS

    The Bank's financial statements are listed on the Index To Exhibits.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Not Applicable.

                                    PART III

ITEM 9.    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
           SECTION 16(1) OF THE EXCHANGE ACT

ITEM 10.   EXECUTIVE COMPENSATION

ITEM 11.   STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ITEM 12.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by these items is contained in the Bank's definitive Proxy Statement for the Bank's 1998 Annual Meeting of Shareholders, which the Bank intends to file with the FDIC within 120 days after the close of the Bank's 1997 fiscal year in accordance with SEC Regulation 14A under the Securities Exchange Act of 1934. Such information is incorporated herein by this reference.

ITEM 13.  EXHIBITS AND REPORTS IN FORM 8-K

    (a) Exhibits

    Exhibits required to be filed hereunder are indexed hereunder.

    (b) Reports on Form 8-K

    No reports on From 8-K were filed during the last quarter of the Bank's fiscal year ending December 31, 1997.

                               INDEX TO EXHIBITS

   EXHIBIT TABLE
 REFERENCE NUMBER
-------------------

           3.1       Articles of Incorporation, as Amended

           3.2       Bylaws, as Amended

           4.1       Specimen of Common Stock Certificate

          11.        Statement Regarding Computation of Net Earnings per Share

                     The above information required by this exhibit is incorporated by reference from Note A of the
                     Bank's Financial Statements included herein.

          13.        Financial Statements

ANTELOPE VALLEY BANK

                                   SIGNATURES

    Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ANTELOPE VALLEY BANK

                                                                    ---------------------------------------------
Date: March 16, 1998                                                Jack D. Seefus,
                                                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                    ---------------------------------------------
Date: March 16, 1998                                                Margaret A. Torres,
                                                                    EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

                                                ---------------------------------------------
Date: March 16, 1998                            Clyde G. Golding,
                                                CHAIRMAN OF THE BOARD

                                                ---------------------------------------------
Date: March 16, 1998                            E. Gordon Harrison,
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            Roy J. Simi,
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            Michael G. Schafer,
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            John F. Murphy,
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            William Walsh, IV,
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            A. C. Warnack,
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            Jack D. Seefus,
                                                PRESIDENT AND CHIEF EXECUTIVE OFFICER AND
                                                DIRECTOR

                                                ---------------------------------------------
Date: March 16, 1998                            Margaret A. Torres,
                                                EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                                                OFFICER

                                                ---------------------------------------------
Date: March 16, 1998                            George E. Nagy,
                                                EXECUTIVE VICE PRESIDENT AND CHIEF LENDING
                                                OFFICER

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Antelope Valley Bank

    We have audited the accompanying balance sheets of Antelope Valley Bank (a California corporation) as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antelope Valley Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Los Angeles, California
January 23, 1998

                              ANTELOPE VALLEY BANK

                                 BALANCE SHEETS

                                  DECEMBER 31,

                             ASSETS                                   1997         1996
                                                                   -----------  -----------
Cash and noninterest-earning deposits (minimum Federal Reserve balance at December 31, 1997 and 1996 was $3,306,000 and
  $1,402,000, respectively)......................................  $18,447,000  $12,032,000
Federal funds sold...............................................    4,380,000    5,520,000
                                                                   -----------  -----------
Cash and cash equivalents........................................   22,827,000   17,552,000
Time deposits due from financial institutions....................    1,962,000    2,751,000
Securities available for sale--at fair value.....................   36,641,000   24,248,000
Loans............................................................  116,127,000   93,734,000
Premises and equipment--at cost, net of accumulated depreciation
  and amortization...............................................    2,527,000    1,980,000
Other real estate owned..........................................       20,000    1,701,000
Other assets and accrued interest................................    9,555,000    5,244,000
                                                                   -----------  -----------
                                                                   $189,659,000 $147,210,000
                                                                   -----------  -----------
                                                                   -----------  -----------

              LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand deposits............................  $48,856,000  $36,685,000
  Interest-bearing deposits
    NOW accounts.................................................   32,301,000   22,475,000
    Money market accounts........................................   21,221,000   17,198,000
    Savings......................................................   19,842,000   15,192,000
    Time deposits of $100,000 or more............................    9,885,000    9,753,000
    Other time deposits..........................................   35,762,000   26,327,000
                                                                   -----------  -----------
                                                                   167,867,000  127,630,000
Other liabilities and accrued interest...........................    2,112,000    1,857,000
                                                                   -----------  -----------
                                                                   169,979,000  129,487,000

Commitments and contingencies....................................      --           --

Stockholders' equity
Common stock--authorized, 10,000,000 shares without par value;
  issued and outstanding, 767,342 shares in 1997 and 1996........    3,625,000    3,625,000
Retained earnings................................................   15,935,000   14,015,000
Net unrealized gain on securities available for sale, net of tax
  of $92,000 in 1997 and $65,000 in 1996.........................      120,000       83,000
                                                                   -----------  -----------
                                                                    19,680,000   17,723,000
                                                                   -----------  -----------
                                                                   $189,659,000 $147,210,000
                                                                   -----------  -----------
                                                                   -----------  -----------

                              ANTELOPE VALLEY BANK

                             STATEMENTS OF EARNINGS

                            YEAR ENDED DECEMBER 31,

                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
Interest income
  Loans.............................................................  $  10,408,000  $   8,766,000  $   8,740,000
  Securities available for sale
    Taxable.........................................................      1,562,000        926,000        881,000
    Nontaxable......................................................        789,000        590,000        555,000
  Time deposits.....................................................        154,000        101,000         67,000
  Federal funds sold................................................        451,000        424,000        344,000
                                                                      -------------  -------------  -------------
                                                                         13,364,000     10,807,000     10,587,000
                                                                      -------------  -------------  -------------
Interest expense
  Time deposits of $100,000 or more.................................        503,000        386,000        293,000
  Other deposits....................................................      2,978,000      2,355,000      2,142,000
                                                                      -------------  -------------  -------------
                                                                          3,481,000      2,741,000      2,435,000
                                                                      -------------  -------------  -------------

        Net interest income.........................................      9,883,000      8,066,000      8,152,000

Provision for credit losses.........................................      1,054,000        700,000      1,040,000
                                                                      -------------  -------------  -------------

        Net interest income after provision
          for credit losses.........................................      8,829,000      7,366,000      7,112,000

Noninterest income
  Service charges on deposit accounts...............................      2,887,000      2,224,000      2,221,000
  Gain (loss) on sale of securities--net............................        (16,000)        23,000         (3,000)
  Other.............................................................      1,354,000      2,270,000      1,891,000
                                                                      -------------  -------------  -------------
                                                                          4,225,000      4,517,000      4,109,000
                                                                      -------------  -------------  -------------
Noninterest expense
  Salaries, wages and employee benefits.............................  $   4,818,000  $   4,160,000  $   4,514,000
  Occupancy.........................................................        571,000        562,000        811,000
  Premises and equipment............................................        482,000        488,000        680,000
  Other.............................................................      4,841,000      3,449,000      2,846,000
                                                                      -------------  -------------  -------------
                                                                         10,712,000      8,659,000      8,851,000
                                                                      -------------  -------------  -------------

        Earnings before income taxes................................      2,342,000      3,224,000      2,370,000

Income tax expense..................................................        422,000      1,130,000        720,000
                                                                      -------------  -------------  -------------

        NET EARNINGS................................................  $   1,920,000  $   2,094,000  $   1,650,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

Basic and diluted earnings per share................................  $        2.50  $        2.73  $        2.15
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                              ANTELOPE VALLEY BANK

                       STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                                                                                 NET UNREALIZED
                                                                                                 GAIN (LOSS) ON
                                                         NUMBER                                    SECURITIES
                                                        OF SHARES      COMMON       RETAINED      AVAILABLE FOR
                                                       OUTSTANDING     STOCK        EARNINGS          SALE
                                                       -----------  ------------  -------------  ---------------
Balance--January 1, 1995.............................     511,636   $  3,625,000  $  10,274,000    $  (134,000)
Net changes in unrealized gain on securities
  available for sale, net of tax of $292,000.........      --            --            --              484,000
Net earnings for the year............................      --            --           1,650,000        --
                                                       -----------  ------------  -------------  ---------------
Balance--December 31, 1995...........................     511,636      3,625,000     11,924,000        350,000
50% stock dividend...................................     255,706        --            --              --
Cash dividend on fractional shares...................      --            --              (3,000)       --
Net changes in unrealized gain on securities
  available for sale, net of tax benefit of
  $199,000...........................................      --            --            --             (267,000)
Net earnings for the year............................      --            --           2,094,000        --
                                                       -----------  ------------  -------------  ---------------
Balance--December 31, 1996...........................     767,342      3,625,000     14,015,000         83,000
Net changes in unrealized gain on securities
  available for sale, net of tax of $27,000..........      --            --            --               37,000
Net earnings for the year............................      --            --           1,920,000        --
                                                       -----------  ------------  -------------  ---------------
Balance--December 31, 1997...........................     767,342   $  3,625,000  $  15,935,000    $   120,000
                                                       -----------  ------------  -------------  ---------------
                                                       -----------  ------------  -------------  ---------------

         The accompanying notes are an integral part of this statement.

                              ANTELOPE VALLEY BANK

                            STATEMENTS OF CASH FLOWS

                            YEAR ENDED DECEMBER 31,

                                                                                1997        1996        1995
                                                                             ----------  ----------  ----------
Increase (decrease) in cash
Cash flows from operating activities:
  Net earnings.............................................................  $1,920,000  $2,094,000  $1,650,000
  Adjustments to reconcile net earnings to net cash provided by operating activities
  Provision for credit losses..............................................   1,054,000     700,000   1,040,000
  Provision for losses on other real estate owned..........................      --         330,000      --
  Depreciation and amortization............................................     825,000     596,000     655,000
  Loss (gain) on sale of premises and equipment............................      --        (602,000)     81,000
  (Gain) loss on sale of other real estate owned...........................      (3,000)     22,000     (17,000)
  Net change in deferred loan fees.........................................      31,000      17,000      --
  Accretion of discounts on investment securities..........................     (17,000)    (32,000)    (10,000)
  Increase in unearned discount............................................   2,054,000   1,209,000     497,000
  Loss (gain) on sale of investment securities, net........................      16,000     (23,000)      3,000
  Deferred income taxes expense............................................     (89,000)   (150,000)   (256,000)
  Increase in other assets.................................................    (225,000) (2,218,000)   (129,000)
  Increase in other liabilities............................................     229,000     337,000     969,000
  Amortization of goodwill.................................................     367,000      --          --
                                                                             ----------  ----------  ----------
  Net cash provided by operating activities................................   6,162,000   2,280,000   4,483,000
Cash flows from investing activities:
  Proceeds from sale of securities available for sale......................  12,673,000   7,983,000     501,000
  Purchases of securities available for sale...............................  (32,807,000) (12,615,000) (3,164,000)
  Proceeds from maturing securities available for sale.....................   4,012,000   2,699,000      --
  Proceeds from maturing securities held to maturity.......................      --          --       2,106,000
  Principal paydowns on investment securities..............................   3,362,000     520,000      75,000
  Decrease (increase) in time deposits due from financial institutions.....     789,000  (1,378,000)    281,000
  Net increase in loans....................................................  (25,726,000) (10,661,000) (1,933,000)
  Purchases of premises and equipment......................................    (444,000)   (192,000)   (664,000)
  Improvements on real estate owned........................................      --          --         (49,000)
  Proceeds from sale of equipment..........................................      --         868,000     411,000
  Proceeds from sale of real estate owned..................................   1,878,000     404,000     587,000
  Net cash received in purchase of Wells Fargo Bank branches...............  28,388,000      --          --
  Net cash used by investing activities....................................  (7,875,000) (12,372,000) (1,849,000)
Cash flows from financing activities:
  Cash dividends...........................................................  $   --      $   (3,000) $   --
  Increase (decrease) in deposits..........................................   6,988,000  13,923,000  (1,491,000)
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
  Net cash provided by (used in) financing activities......................   6,988,000  13,920,000  (1,491,000)
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
  Increase in cash and cash equivalents....................................   5,275,000   3,828,000   1,143,000
  Cash and cash equivalents at beginning of year...........................  17,552,000  13,724,000  12,581,000
                                                                             ----------  ----------  ----------
  Cash and cash equivalents at end of year.................................  $22,827,000 $17,552,000 $13,724,000
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Supplemental disclosures of cash flow information:
  Interest paid............................................................  $3,435,000  $2,421,000  $2,170,000
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
  Income taxes paid........................................................  $  705,000  $1,389,000  $  837,000
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Supplemental disclosures of noncash investing activities:
  Acquisition of real estate in settlement of loans........................  $  194,000  $  251,000  $  768,000
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                              ANTELOPE VALLEY BANK

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Antelope Valley Bank are in accordance with generally accepted accounting principles and conform to practices within the banking industry. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.  CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and noninterest-earning deposits and federal funds sold. Generally, federal funds are sold for one day periods.

2.  SECURITIES AVAILABLE FOR SALE

    Investments in marketable equity securities and all debt securities are classified as securities available for sale. Securities available for sale are carried at fair value and unrealized holding gains and losses, net of tax, on securities available for sale are reported in a separate component of stockholders' equity until realized.

3.  LOANS

    Loans are stated at their outstanding principal balances, less unearned discount, allowance for credit losses and unamortized deferred loan fees or costs.

    Interest is accrued daily as earned on all simple interest loans. Interest income on discounted loans is recognized under a method that approximates interest calculated using the interest method. Interest income is not recognized on loans if collection of the interest is deemed by management to be unlikely. The Bank recognizes loan origination fees as an adjustment of the loan's yield over the life of the loans by the interest method, which results in a constant rate of return. Certain direct costs, primarily salaries, of originating the loan are recognized over the life of the loan as a reduction of the yield rather than as an expense item when incurred.

3.  LOANS

    A loan is impaired when it is probable that a creditor will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Measurement of the impairment is based on either the discounted future cash flows of the impaired loan or the fair market value of the collateral for a collateral-dependent loan. The Bank may select the measurement method on a loan-by-loan basis, except that collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. Restructured loans are measured for impairment by discounting the total expected future cash flows using the loan's effective rate of interest in the original loan agreement.

4.  ALLOWANCE AND PROVISION FOR CREDIT LOSSES

    The determination of the balance in the allowance for credit losses is based on an analysis of the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential losses after giving consideration to known and inherent risks in the loan portfolio, current economic conditions, past loss experience, estimated value of any underlying collateral and such other factors as deserve current recognition in estimating credit losses. The provision for credit losses is charged to expense.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
5.  DEPRECIATION AND AMORTIZATION

    Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the life of the lease or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is used for financial reporting purposes, while both straight-line and accelerated methods of depreciation are used for income tax purposes.

6.  OTHER REAL ESTATE OWNED

    Other real estate owned, which represents properties acquired by foreclosure or by a deed in lieu of foreclosure, is recorded at the lower of the unpaid balance of the loan or the fair value of the property at the date of acquisition. Any valuation reductions required at the date of acquisition are charged to the allowance for credit losses. Subsequent to acquisition, other real estate owned is carried at the lower of recorded cost or fair value less cost to sell. Subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are recognized in current operations.

7.  INCOME TAXES

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

8.  EARNINGS PER SHARE

    Basic and diluted earnings per share are based on the weighted average number of shares outstanding during each year retroactively adjusted for stock dividends. The weighted average number of shares used in the computation of earnings per share for each of the three years ended December 31, 1997, 1996 and 1995 was 767,342.

9.  FAIR VALUE OF FINANCIAL INVESTMENTS

    The bulk of the Bank's assets and liabilities are considered financial instruments. However, many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Therefore, the Bank uses significant estimations and present value calculations to estimate their fair values.

    Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

10.  PERVASIVENESS OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.  GOODWILL

    Goodwill, from the acquisition of three branch offices of Wells Fargo Bank in 1997, representing the excess of cost over fair value of net assets acquired and is being amortized over ten years using the straight-line method.

NOTE B--SECURITIES AVAILABLE FOR SALE

    The amortized cost and estimated fair values of securities available for sale as of December 31, are as follows:

                                                               1997
                                      -------------------------------------------------------
                                                         GROSS UNREALIZED
                                        AMORTIZED    -------------------------    ESTIMATED
                                          COST         GAINS        LOSSES       FAIR VALUE
                                      -------------  ----------  -------------  -------------
U.S. Treasury.......................  $   1,010,000  $    4,000  $    --        $   1,014,000
U.S. Agencies.......................     21,638,000      97,000       (229,000)    21,506,000
Municipal...........................     13,789,000     336,000         (4,000)    14,121,000
                                      -------------  ----------  -------------  -------------
                                      $  36,437,000  $  437,000  $    (233,000) $  36,641,000
                                      -------------  ----------  -------------  -------------
                                      -------------  ----------  -------------  -------------

                                                               1996
                                      -------------------------------------------------------
                                                         GROSS UNREALIZED
                                        AMORTIZED    -------------------------    ESTIMATED
                                          COST         GAINS        LOSSES       FAIR VALUE
                                      -------------  ----------  -------------  -------------
U.S. Treasury.......................  $   3,044,000  $   11,000  $      (2,000) $   3,053,000
U.S. Agencies.......................      9,592,000      12,000        (84,000)     9,520,000
Municipal...........................      9,016,000     270,000        (87,000)     9,199,000
Corporate...........................      2,454,000      22,000       --            2,476,000
                                      -------------  ----------  -------------  -------------
                                      $  24,106,000  $  315,000  $    (173,000) $  24,248,000
                                      -------------  ----------  -------------  -------------
                                      -------------  ----------  -------------  -------------

    Gross realized gains (losses) on sales of securities available for sale for the year ended December 31, 1997, 1996, 1995 were $(16,000), $23,000, and
$(3,000), respectively.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE B--SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The amortized cost and estimated fair value of securities available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   AMORTIZED      ESTIMATED
                                                                     COST        FAIR VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $   6,748,000  $   6,788,000
Due after one year through five years..........................      9,955,000     10,085,000
Due after five years through ten years.........................      3,466,000      3,458,000
Due after ten years............................................     16,268,000     16,310,000
                                                                 -------------  -------------
                                                                 $  36,437,000  $  36,641,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    Securities available for sale pledged to secure public funds and for other purposes as required or permitted by law amounts to approximately $5,046,000 and $6,240,000 at December 31, 1997 and 1996, respectively.

NOTE C--LOANS AND ALLOWANCE FOR CREDIT LOSSES

    The composition of the Bank's loan portfolio at December 31, is as follows:

                                                                    1997            1996
                                                               --------------  --------------
Real estate loans
  Construction...............................................  $      715,000  $      826,000
  Mortgage...................................................      14,863,000      12,267,000
Commercial and industrial loans..............................      35,920,000      31,733,000
Loans to individuals for automobiles, household, family and
  other personal expenditures................................      74,264,000      56,362,000
                                                               --------------  --------------
                                                                  125,762,000     101,188,000
Less:
  Unearned discount..........................................       8,206,000       6,152,000
  Deferred loan fees, net....................................         (99,000)        (68,000)
  Allowance for credit losses................................       1,528,000       1,370,000
                                                               --------------  --------------
                                                               $  116,127,000  $   93,734,000
                                                               --------------  --------------
                                                               --------------  --------------

    As of December 31, 1997 and 1996, the Bank has nonaccruing loans of $461,000 and $83,000, respectively.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE C--LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)
    Transactions in the allowance for credit losses are summarized as follows:

                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Balance at beginning of year........................  $  1,370,000  $  1,410,000  $  1,038,000
Provision for credit losses charged to operations...     1,054,000       700,000     1,040,000
Credit losses charged to allowance..................    (1,665,000)   (1,270,000)   (1,210,000)
Recoveries credited to allowance....................       769,000       530,000       542,000
                                                      ------------  ------------  ------------
Balance at end of year..............................  $  1,528,000  $  1,370,000  $  1,410,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    The recorded investment of impaired loans and the allowance for credit losses related to these loans are as follows:

                                                                        1997          1996
                                                                    ------------  ------------
Principal amount of impaired loans................................  $  1,255,000  $  1,295,000
Accrued interest..................................................        28,000         3,000
                                                                    ------------  ------------
                                                                       1,283,000     1,298,000
Less allowance for credit losses..................................       151,000       155,000
                                                                    ------------  ------------
                                                                    $  1,132,000  $  1,143,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The activity in the allowance account is as follows:

                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Allowance at beginning of period....................  $    155,000  $    127,000  $    166,000
Net charges to operations for impairment............       479,000         73000       167,000
Direct write-downs..................................      (483,000)      (45,000)     (206,000)
                                                      ------------  ------------  ------------
Allowance at end of period..........................  $    151,000  $    155,000  $    127,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    Total cash collected on impaired loans during 1997 and 1996 was $274,000 and $506,000, of which $188,000 and $396,000 was credited to the principal balance outstanding on such loans and $86,000 and $110,000 was recognized as interest income, respectively. Interest that would have been accrued on impaired loans during 1997 and 1996 was $175,000 and $197,000, respectively.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE D--RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Bank has granted loans to certain directors and the companies with which they are associated. All such loans and commitments to lend were made under terms that are consistent with the Bank's normal lending policies.

    A summary of directors' loan activity is as follows:

                                                                        1997          1996
                                                                    ------------  ------------
Beginning balance.................................................  $  2,486,000  $  2,333,000
New loans made, including renewals................................       356,000       437,000
Repayments........................................................      (969,000)     (284,000)
                                                                    ------------  ------------
Ending balance....................................................  $  1,873,000  $  2,486,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    As of December 31, 1997 and 1996, there are undisbursed lines of credit of $545,000 and $885,000, respectively, to directors.

    The Bank purchases insurance coverage through an agency controlled by a director. Premiums paid in 1997, 1996 and 1995 were approximately $220,000, $176,000 and $179,000, respectively. The Bank also obtains legal counsel from a law firm wherein one of the directors of the Bank is a partner. Legal expenses paid to the firm in 1997, 1996 and 1995 were $27,000, $20,000 and $112,000, respectively.

    The Bank has an ownership interest in a company which provides data processing services to the Bank. The Bank paid approximately $1,300,000 and $677,000 in 1997 and 1996, respectively, to this company for these services.

NOTE E--PREMISES AND EQUIPMENT--AT COST

    Premises and equipment at December 31, are as follows:

                                                                        1997          1996
                                                                    ------------  ------------
Building..........................................................  $  1,963,000  $  1,622,000
Furniture, fixtures and equipment.................................     2,852,000     2,424,000
Leasehold improvements............................................        88,000        91,000
Bank automobiles..................................................       117,000       115,000
                                                                    ------------  ------------
                                                                       5,020,000     4,252,000
Less accumulated depreciation and amortization....................     2,868,000     2,516,000
                                                                    ------------  ------------
                                                                       2,152,000     1,736,000
Land..............................................................       375,000       244,000
                                                                    ------------  ------------
                                                                    $  2,527,000  $  1,980,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    During 1997, the Bank acquired three branch offices from Wells Fargo Bank in Rosamond, Wrightwood, and Frazier Park, California.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE F--INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows:

                                                                           1997        1996
                                                                        ----------  ----------
Deferred tax assets:
  Allowance for credit losses.........................................  $  252,000  $  208,000
  Deferred compensation...............................................     419,000     310,000
  Current state taxes.................................................      90,000     106,000
  Goodwill............................................................      55,000      --
  Allowance for other real estate owned...............................      --         150,000
                                                                        ----------  ----------
      Total deferred tax assets.......................................     816,000     774,000
                                                                        ----------  ----------
Deferred liabilities:
  Depreciation........................................................  $   30,000  $  105,000
  Deferred state taxes................................................      39,000      41,000
  Deferred loan costs.................................................     137,000     107,000
  Unrealized gains on securities......................................      92,000      65,000
                                                                        ----------  ----------
      Total deferred tax liabilities..................................     298,000     318,000
                                                                        ----------  ----------
      Net deferred tax asset..........................................  $  518,000  $  456,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    The current and deferred amounts of income tax provisions are as follows:

                                                            1997         1996         1995
                                                         ----------  ------------  ----------
Current tax expense
  Federal..............................................  $  306,000  $    889,000  $  662,000
  State................................................     205,000       391,000     314,000
                                                         ----------  ------------  ----------
                                                            511,000     1,280,000     976,000
Deferred tax expense (benefit)
  Federal..............................................     (89,000)     (110,000)   (198,000)
  State................................................      --           (40,000)    (58,000)
                                                         ----------  ------------  ----------
                                                            (89,000)     (150,000)   (256,000)
                                                         ----------  ------------  ----------
                                                         $  422,000  $  1,130,000  $  720,000
                                                         ----------  ------------  ----------
                                                         ----------  ------------  ----------

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE F--INCOME TAXES (CONTINUED)
    As a result of the following items, the total income tax expense differs from the amount computed by applying the statutory federal income tax rate to earnings before income taxes:

                                                             1997                      1996                       1995
                                                   ------------------------  -------------------------  ------------------------
                                                     AMOUNT       PERCENT       AMOUNT       PERCENT      AMOUNT       PERCENT
                                                   -----------  -----------  ------------  -----------  -----------  -----------
Federal income tax expense at statutory rate.....  $   796,000        34.0%  $  1,096,000        34.0%  $   806,000        34.0%
State franchise taxes, net of federal benefit....      177,000         7.6        244,000         7.6       177,000         7.5
Nontaxable income................................     (331,000)      (14.1)      (245,000)       (7.6)     (168,000)       (7.1)
Change in estimate related to prior year sale of
  fixed assets...................................     (154,000)       (6.6)       --           --           --           --
Other............................................      (66,000)       (2.9)        35,000         1.1       (95,000)       (4.0)
                                                   -----------       -----   ------------         ---   -----------         ---
                                                   $   472,000        18.0%  $  1,130,000        35.1%  $   720,000        30.4%
                                                   -----------       -----   ------------         ---   -----------         ---
                                                   -----------       -----   ------------         ---   -----------         ---

NOTE G--MATURITIES OF CERTIFICATES OF DEPOSIT

    At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

1998...........................................................  $40,660,000
1999...........................................................   3,863,000
2000...........................................................     712,000
2001...........................................................     281,000
2002 and thereafter............................................     131,000
                                                                 ----------
                                                                 $45,647,000
                                                                 ----------
                                                                 ----------

NOTE H--COMMITMENTS AND CONTINGENCIES

    The Bank leases the property upon which its Lancaster branch office is located from a nonaffiliate under an operating lease expiring in the year 2000 with options to extend the lease for two additional five-year periods. The lease payments are subject to annual cost of living adjustments. In addition, various other offices and land are leased from nonaffiliates under operating leases expiring through 1998 with options to extend the leases for periods ranging from two to twenty years.

    The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997:

YEAR ENDING DECEMBER 31,                                                              AMOUNT
-----------------------------------------------------------------------------------  ---------
1998...............................................................................  $  43,000
1999...............................................................................     38,000
2000...............................................................................      8,000
                                                                                     ---------
Total minimum payments required....................................................  $  89,000
                                                                                     ---------
                                                                                     ---------

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE H--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rental expense for 1997, 1996 and 1995 was approximately $87,000, $89,000 and $357,000, respectively.

    In the normal course of business, the Bank is involved in various litigation. In the opinion of management, based on the advice of the Bank's legal counsel, the disposition of all pending litigation will not have a material effect on the Bank's financial position.

NOTE I--OTHER INCOME AND EXPENSE

    Other income and expense for the years ended December 31 consist of the following:

                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Income
  Customer EFT transaction and acquirer fees........  $    160,000  $    165,000  $    167,000
  Gross rental income...............................        63,000       240,000       265,000
  Data processing income............................       --            240,000       503,000
  Credit card/merchant fees.........................       131,000       132,000       140,000
  Gain on sale of assets............................       --            602,000       --
  Fee income--customer service......................       496,000       447,000       445,000
  Other.............................................       504,000       444,000       371,000
                                                      ------------  ------------  ------------
                                                      $  1,354,000  $  2,270,000  $  1,891,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
Expenses
  Office supplies...................................  $    452,000  $    286,000  $    358,000
  Advertising.......................................       240,000       230,000       131,000
  Professional services.............................       453,000       341,000       410,000
  Data processing fees..............................     1,300,000       677,000        22,000
  Public relations..................................        79,000        75,000        64,000
  Telephone.........................................       191,000       131,000       179,000
  Federal Deposit Insurance Corporation
    assessment......................................        15,000         2,000       129,000
  Amortization of goodwill..........................       367,000       --            --
  Loan and collection expenses......................       254,000       454,000        93,000
  Other.............................................     1,490,000     1,253,000     1,460,000
                                                      ------------  ------------  ------------
                                                      $  4,841,000  $  3,449,000  $  2,846,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

NOTE J--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE J--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)
    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                                                               CONTRACT OR
                                                                                             NOTIONAL AMOUNT
                                                                                        --------------------------
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Financial instruments whose contract amounts represent credit risk:
  Commitments to extend credit........................................................  $  7,585,000  $  7,921,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Standby letters of credit...........................................................  $    814,000  $    808,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE K--BENEFIT PLANS

    In October 1990, the Bank adopted a profit sharing and deferred compensation 401(k) plan for all eligible employees. The Bank matches 50% of employee contributions up to 6% of such contributions. The Bank's contribution vests over a period of five years. Contributions were approximately $81,000, $75,000 and $74,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

    The Bank has entered into retirement benefit agreements with certain officers providing for future benefits aggregating approximately $6,158,000, payable in equal annual installments for fifteen years from the death or retirement dates of each participating officer. The obligations for these agreements are funded by single premium life insurance policies, with cash surrender values aggregating approximately $3,363,000, $3,082,000 and $1,615,000 at December 31, 1997, 1996 and 1995, respectively. As of December 31, 1997, 1996 and 1995, approximately $941,000, $681,000 and $549,000, respectively, has been accrued in conjunction with these agreements.

NOTE L--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    Most of the Bank's business activity is with customers located within the Antelope Valley. The economy of the Antelope Valley is somewhat dependent upon the defense and aerospace industries.

NOTE M--REGULATORY CAPITAL REQUIREMENTS

    The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional, discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under regulatory framework for prompt corrective action. To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based and total risk-based ratios as set forth in the table below. There are no conditions, or events since that notification that management

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE M--REGULATORY CAPITAL REQUIREMENTS (CONTINUED) believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                                  TO BE WELL
                                                                                                                 CAPITALIZED
                                                                                                                 UNDER PROMPT
                                                                                            FOR CAPITAL           CORRECTIVE
                                                                          ACTUAL         ADEQUACY PURPOSES    ACTION PROVISIONS
                                                                    ------------------   ------------------   ------------------
                                                                      AMOUNT     RATIO     AMOUNT     RATIO     AMOUNT     RATIO
                                                                    -----------  -----   -----------  -----   -----------  -----
As of December 31, 1997
  Total Capital
    (to Risk Weighted Assets).....................................  $16,990,000  12.6%   $10,829,000   8.0%   $13,536,000  10.0%
  Tier I Capital
    (to Risk Weighted Assets).....................................  $15,463,000  11.4%   $ 5,414,000   4.0%   $ 8,122,000   6.0%
  Leverage Capital
    (to Total Average Assets).....................................  $15,463,000   8.4%   $ 7,410,000   4.0%   $ 9,263,000   5.0%
As of December 31, 1996:
  Total Capital
    (to Risk Weighted Assets).....................................  $19,004,000  17.4%   $ 8,733,310   8.0%   $ 5,459,000   5.0%
  Tier I Capital
    (to Risk Weighted Assets).....................................  $17,639,000  16.2%   $ 4,367,000   4.0%   $ 6,550,000   6.0%
  Leverage Capital
    (to Total Average Assets).....................................  $17,639,000  12.2%   $ 5,772,000   4.0%   $14,430,000  10.0%

NOTE N--STOCK SPLIT EFFECTED IN THE FORM OF A DIVIDEND

    On April 17, 1996, the Bank's Board of Directors declared a 50% stock dividend that was distributed on June 7, 1996, to stockholders of record on April 24, 1996. As a result, 255,706 additional shares were issued. There were no stock splits or dividends in 1997 or 1995.

NOTE O--NEW ACCOUNTING PROUNCEMENTS

    In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income, which prescribes standards for reporting comprehensive income and its components. Comprehensive income consists of net income or loss for the current period and other comprehensive income (income, expenses, gains and losses that currently bypass the income statement and are reported directly in a separate component of equity). SFAS 130 is effective for financial statements issued for periods beginning after December 15, 1997. The Bank has determined that the adoption of SFAS 130 will not have a material effect on its financial statements.

NOTE P--FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values have been estimated using data which management considered the best available using methodologies deemed suitable for the pertinent category of financial instruments. The estimation methodologies are as follows:

    CASH AND CASH EQUIVALENTS.  The carrying amount approximates the fair value.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE P--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    TIME DEPOSITS DUE FROM FINANCIAL INSTITUTIONS. The carrying amount approximates the fair value.

    SECURITIES AVAILABLE FOR SALE. Fair values are based upon quoted market prices.

    LOANS RECEIVABLE. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair value of commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

    DEPOSITS. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand (that is, their carrying amount). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. while fair value of financial instrument liabilities with no stated maturities.

    Off-balance-sheet instruments: Fair value estimates were not made for these financial instruments as there is not a quoted market price for these types of financial instruments and the Bank has not developed a valuation model necessary to make such an estimate. However, management believes that the current fees assessed on these off-balance-sheet items represent market rates which would be charged for similar agreements. The Bank enters into certain financial commitments in the normal course of business. Management does not anticipate that those financial instruments will have a material adverse effect on the Bank's financial position or results of operations.

                              ANTELOPE VALLEY BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE P--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    The estimated fair values of the Bank's financial instruments are as follows (in thousands):

                                                                           DECEMBER 31, 1997
                                                                        -----------------------
                                                                         CARRYING
                                                                          AMOUNT    FAIR VALUE
                                                                        ----------  -----------
Financial assets:
  Cash and cash equivalents...........................................  $   22,827   $  22,827
  Time deposits due from financial institutions.......................       1,962       1,962
  Securities available for sale.......................................      36,641      36,641
  Loans...............................................................     117,655     118,060
  Less allowance for loan losses......................................       1,528      --
                                                                        ----------  -----------
      Net loans.......................................................     116,127     118,060
  Accrued interest receivable.........................................         908         908
Financial liabilities:
  Deposits............................................................     167,867     167,944
  Accrued interest payable............................................       1,073       1,073

                                                                           DECEMBER 31, 1996
                                                                        -----------------------
                                                                         CARRYING
                                                                          AMOUNT    FAIR VALUE
                                                                        ----------  -----------
Financial assets:
  Cash and cash equivalents...........................................  $   17,552   $  17,552
  Time deposits due from financial institutions.......................       2,751       2,751
  Securities available for sale.......................................      24,248      24,248
  Loans...............................................................      95,104      95,419
  Less allowance for credit losses....................................       1,370      --
                                                                        ----------  -----------
      Net loans.......................................................      93,734      95,419
  Accrued interest receivable.........................................         796         796
Financial liabilities:
  Deposits............................................................     127,630     127,736
  Accrued interest payable............................................       1,027       1,027